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                              Equity One ABS, Inc.

                                    Depositor

                              Equity One, Inc. (DE)

                            A Seller and the Servicer

        Equity One, Incorporated (PA), Equity One Mortgage Company (NC),
Equity One Mortgage, Inc. (DE), Equity One, Inc. (MN), Equity One Consumer Loan
     Company, Inc. (NH), Equity One of West Virginia, Inc. (WV) and Equity
                            One Mortgage, Inc. (NY)

                                     Sellers

                                       and

                            The Chase Manhattan Bank

                                     Trustee
                       -----------------------------------

                         POOLING AND SERVICING AGREEMENT
                          Dated as of November 30, 1998

                       ----------------------------------


                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-1

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                                TABLE OF CONTENTS
                                                                       Page


PRELIMINARY STATEMENT..........................................................1


ARTICLE I DEFINITIONS..........................................................3

Adjusted Mortgage Rate.........................................................3
Adjusted Net Mortgage Rate.....................................................3
Advance........................................................................3
Agreement......................................................................3
Amount Held for Future Distribution............................................3
Applicable Group...............................................................3
Available Funds................................................................3
Bankruptcy Code................................................................4
Beneficial Owner...............................................................4
Book-Entry Certificates........................................................4
Business Day...................................................................4
Call Option Date...............................................................4
Certificates...................................................................4
Certificate Account............................................................4
Certificate Balance............................................................4
Certificate Formula Principal Amount...........................................4
Certificate Register...........................................................5
Certificate Registrar..........................................................5
Certificateholder or Holder....................................................5
Class..........................................................................5
Class A Certificates...........................................................5
Class A-1 Available Funds Shortfall............................................5
Class A-2 Available Funds Shortfall............................................5
Class A-1 Distributable Funds..................................................6
Class A-2 Distributable Funds..................................................6
Class A-1 Monthly Spread Account Deposit Amount................................6
Class A-2 Monthly Spread Account Deposit Amount................................6
Class A-1 Spread Account Deposit Amount........................................6
Class A-2 Spread Account Deposit Amount........................................6
Class R Certificates...........................................................6
Class Certificate Balance......................................................6
Class Interest Shortfall.......................................................6
Class Unpaid Interest Amounts..................................................6
Closing Date...................................................................7
Closing Place..................................................................7
Code...........................................................................7

Collateral Value...............................................................7
Combined Loan-to-Value Ratio...................................................7
Corporate Trust Office.........................................................7
Cross-Collateralization Amount.................................................7
Custodial Agreement............................................................7
Custodian......................................................................7
Cut-off Date...................................................................7
Cut-Off Date Group I Principal Balance.........................................8
Cut-Off Date Group II Principal Balance........................................8
Cut-off Date Pool Principal Balance............................................8
Cut-off Date Principal Balance.................................................8
Defective Loan.................................................................8
Definitive Certificates........................................................8
Deleted Loan...................................................................8
Denomination...................................................................8
Depositor......................................................................8
Depository.....................................................................8
Depository Participant.........................................................8
Determination Date.............................................................8
Distribution Account...........................................................8
Distribution Account Deposit Date..............................................9
Distribution Date..............................................................9
Due Date.......................................................................9
Eligible Account...............................................................9
Equity One-Delaware............................................................9
Equity One-Florida.............................................................9
Equity One-Minnesota...........................................................9
Equity One-New Hampshire.......................................................9
Equity One-New York............................................................9
Equity One-North Carolina.....................................................10
Equity One-Pennsylvania.......................................................10
Equity One-West Virginia......................................................10
ERISA.........................................................................10
Escrow Account................................................................10
Event of Default..............................................................10
Excess Proceeds...............................................................10
Expense Rate..................................................................10
FDIC..........................................................................10
FHLMC.........................................................................10
FIRREA........................................................................10
FNMA..........................................................................10
Group.........................................................................10
Group I Loans.................................................................10

Group II Loans................................................................11
Group Principal Balance.......................................................11
I&I Payments..................................................................11
Indirect Participant..........................................................11
Insurance Agreement...........................................................11
Insurance Policy..............................................................11
Insurance Proceeds............................................................11
Insured Amount................................................................11
Insured Expenses..............................................................11
Insurer.......................................................................11
Insurer Default...............................................................11
Insurer's Monthly Premium.....................................................11
Interest Accrual Period.......................................................12
Interest Distribution Amount..................................................12
Investment Letter.............................................................12
Latest Possible Maturity Date.................................................12
Liquidated Loan...............................................................12
Liquidation Proceeds..........................................................12
Loan Losses...................................................................12
Loans.........................................................................12
Loan Schedule.................................................................12
Majority in Interest..........................................................13
Monthly Statement.............................................................13
Moody's.......................................................................13
Mortgage......................................................................13
Mortgage File.................................................................13
Mortgage Note.................................................................14
Mortgage Rate.................................................................14
Mortgaged Property............................................................14
Mortgagor.....................................................................14
Net Available Funds...........................................................14
Net Prepayment Interest Shortfalls............................................14
Nonrecoverable Advance........................................................14
Notice........................................................................14
Notice of Final Distribution..................................................14
Officer's Certificate.........................................................14
Opinion of Counsel............................................................14
Optional Termination..........................................................15
Original Loan.................................................................15
OTS...........................................................................15
Outstanding...................................................................15
Outstanding Loan..............................................................15
Ownership Interest............................................................15

Pass-Through Rate.............................................................15
Paying Agent..................................................................15
Percentage Interest...........................................................15
Permitted Investments.........................................................15
Permitted Transferee..........................................................16
Person........................................................................17
Policy........................................................................17
Pool Principal Balance........................................................17
Preference Claim..............................................................17
Prepayment Interest Excess....................................................17
Prepayment Interest Shortfall.................................................18
Prepayment Period.............................................................18
Primary Mortgage Insurance Policy.............................................18
Principal Prepayment..........................................................18
Principal Prepayment in Full..................................................18
Prospectus Supplement.........................................................18
Purchase Price................................................................18
PTCE 95-60....................................................................18
Qualified Insurer.............................................................18
Rating Agency.................................................................19
Record Date...................................................................19
Refinance Loan................................................................19
Relief Act....................................................................19
Relief Act Reductions.........................................................19
REMIC.........................................................................19
REMIC Change of Law...........................................................19
REMIC Provisions..............................................................19
Remittance Amount.............................................................20
REO Property..................................................................20
Request for Release...........................................................20
Required Insurance Policy.....................................................20
Responsible Officer...........................................................20
Rule 144A Letter..............................................................20
Scheduled Payment.............................................................20
Securities Act................................................................20
Sellers.......................................................................20
Servicer......................................................................20
Servicer Advance Date.........................................................20
Servicing Advances............................................................20
Servicing Amount..............................................................21
Servicing Fee.................................................................21
Servicing Fee Rate............................................................21
Servicing Officer.............................................................21

S&P...........................................................................21
Specified Spread Account Requirement..........................................21
Spread Account................................................................22
Spread Account Draw...........................................................22
Spread Account Excess.........................................................22
Startup Day...................................................................22
Stated Principal Balance......................................................22
Step-down Date................................................................22
Streamlined Documentation Loan................................................22
Subservicer...................................................................22
Substitute Loan...............................................................22
Substitution Adjustment Amount................................................23
Tax Matters Person............................................................23
Tax Matters Person Certificate................................................23
Transfer......................................................................23
Transfer Affidavit............................................................23
Transferor Certificate........................................................23
Trustee.......................................................................23
Trustee Fee...................................................................23
Trustee Fee Rate..............................................................23
Trust Fund....................................................................23
Voting Rights.................................................................24
Weighted Average Adjusted Net Mortgage Rate...................................24

ARTICLE II CONVEYANCE OF LOANS;


REPRESENTATIONS AND WARRANTIES................................................24

SECTION 2.01.  Conveyance of Loans............................................24
SECTION 2.02.  Acceptance by Trustee of the Loans.............................27
SECTION 2.03.  Representations, Warranties and Covenants of the
                 Sellers and the Servicer.....................................29
SECTION 2.03A. Additional Obligations of Equity One-Delaware..................31
SECTION 2.04.  Representations and Warranties of the Depositor
                 as to the Loans..............................................32
SECTION 2.05.  Delivery of Opinion of Counsel in Connection
                 with Substitutions...........................................32
SECTION 2.06.  Execution and Delivery of Certificates.........................33
SECTION 2.07.  REMIC Matters..................................................33
SECTION 2.08.  Covenants of the Servicer......................................33

ARTICLE III ADMINISTRATION AND SERVICING OF LOANS.............................34

SECTION 3.01.  Servicer to Service Loans......................................34
SECTION 3.02.  Subservicing; Enforcement of the Obligations
                 of Servicers.................................................35
SECTION 3.03.  Rights of the Depositor and the Trustee in Respect
                 of the Servicer..............................................35
SECTION 3.04.  Trustee to Act as Servicer.....................................35
SECTION 3.05.  Collection of Loan Payments; Certificate Account;
                 Distribution Account; Spread Account.........................36

SECTION 3.06.  Payment of Taxes, Assessments, Hazard Insurance
                 Premiums and Similar Items; Escrow Accounts..................39
SECTION 3.07.  Access to Certain Documentation and Information
                 Regarding the Loans..........................................39
SECTION 3.08.  Permitted Withdrawals from the Certificate Account and Distribution Account.....................................40
SECTION 3.09.  Maintenance of Hazard Insurance; Maintenance
                 of Primary Insurance Policies................................41
SECTION 3.10.  Enforcement of Due-on-Sale Clauses;
                 Assumption Agreements........................................42
SECTION 3.11.  Realization Upon Defaulted Loans;
                 Repurchase of Certain Loans..................................43
SECTION 3.12.  Trustee to Cooperate; Release of Mortgage Files................46
SECTION 3.13.  Documents Records and Funds in Possession of Servicer
                 to be Held for the Trustee...................................46
SECTION 3.14.  Servicing Compensation.........................................47
SECTION 3.15.  Access to Certain Documentation................................48
SECTION 3.16.  Annual Statement as to Compliance..............................48
SECTION 3.17.  Annual Independent Public Accountants'Servicing Statement;
                 Financial Statements.........................................48
SECTION 3.18.  Errors and Omissions Insurance; Fidelity Bonds.................49
SECTION 3.19.  Optional Removal of Servicer by the Insurer....................49

ARTICLE IIIA  SPREAD ACCOUNT; POLICY..........................................50

SECTION 3A.01  Establishment of Spread Account; Deposits in Spread
                 Account; Permitted Withdrawals from Spread Account...........50
SECTION 3A.02  Policy.........................................................51

ARTICLE IV  DISTRIBUTIONS AND ADVANCES BY THE SERVICER........................53

SECTION 4.01.  Advances.......................................................53
SECTION 4.02.  Priorities of Distribution.....................................53
SECTION 4.03.  Monthly Statements to Certificateholders.......................55
SECTION 4.04.  Bloomberg Reporting............................................57

ARTICLE V  THE CERTIFICATES...................................................57

SECTION 5.01.  The Certificates...............................................57
SECTION 5.02.  Certificate Register; Registration of Transfer and
                 Exchange of Certificates.....................................58
SECTION 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates..............63
SECTION 5.04.  Persons Deemed Owners..........................................63
SECTION 5.05.  Access to List of Certificateholders' Names and Addresses......63
SECTION 5.06.  Maintenance of Office or Agency................................64

ARTICLE VI  THE DEPOSITOR AND THE SERVICER....................................64

SECTION 6.01.  Respective Liabilities of the Depositor and the Servicer.......64
SECTION 6.02.  Merger or Consolidation of the Depositor or the Servicer.......64
SECTION 6.03.  Limitation on Liability of the Depositor, the Sellers,
                 the Servicer and Others......................................65
SECTION 6.04.  Limitation on Resignation of Servicer..........................65

SECTION 6.05.  Indemnification................................................66

ARTICLE VII  DEFAULT..........................................................66

SECTION 7.01.  Events of Default..............................................66
SECTION 7.02.  Trustee to Act; Appointment of Successor.......................68
SECTION 7.03.  Notification to Certificateholders.............................69

ARTICLE VIII   CONCERNING THE TRUSTEE.........................................70

SECTION 8.01.  Duties of Trustee..............................................70
SECTION 8.02   Certain Matters Affecting the Trustee..........................71
SECTION 8.03.  Trustee Not Liable for Certificates or Loans...................73
SECTION 8.04.  Trustee May Own Certificates...................................73
SECTION 8.05.  Trustee's Fees and Expenses....................................73
SECTION 8.06.  Eligibility Requirements for Trustee...........................74
SECTION 8.07.  Resignation and Removal of Trustee.............................74
SECTION 8.08.  Successor Trustee..............................................75
SECTION 8.09.  Merger or Consolidation of Trustee.............................76
SECTION 8.10.  Appointment of Co-Trustee or Separate Trustee..................76
SECTION 8.11.  Tax Matters....................................................77
SECTION 8.12.  Periodic Filings...............................................79
SECTION 8.13.  Appointment of Custodians......................................80
SECTION 8.14.  Trustee May Enforce Claims Without Possession
                 of Certificates..............................................80
SECTION 8.15.  Suits for Enforcement..........................................80

ARTICLE IX  TERMINATION.......................................................80

SECTION 9.01.  Termination upon Liquidation or Purchase of all Loans..........80
SECTION 9.02.  Final Distribution on the Certificates.........................81
SECTION 9.03.  Additional Termination Requirements............................82

ARTICLE X  MISCELLANEOUS PROVISIONS...........................................83

SECTION 10.01.  Amendment.....................................................83
SECTION 10.02.  Recordation of Agreement; Counterparts........................85
SECTION 10.03.  Governing Law.................................................85
SECTION 10.04.  Intention of Parties..........................................85
SECTION 10.05.  Notices.......................................................87
SECTION 10.06.  Severability of Provisions....................................89
SECTION 10.07.  Assignment....................................................89
SECTION 10.08.  Limitation on Rights of Certificateholders....................89
SECTION 10.09.  Inspection and Audit Rights...................................90
SECTION 10.10.  Certificates Nonassessable and Fully Paid.....................90
SECTION 10.11.  The Closing...................................................90
SECTION 10.12.  Interpretation................................................90
SECTION 10.13.  Rights of the Insurer.........................................91
SECTION 10.14.  No Partnership................................................91

     THIS POOLING AND SERVICING AGREEMENT, dated as of November 30, 1998, by and among Equity One ABS, Inc., a Delaware corporation, as depositor (the "Depositor"), Equity One, Inc., a Delaware corporation, as a seller (in such capacity, "Equity One-Delaware") and as servicer (in such capacity, the "Servicer"), Equity One, Incorporated, a Pennsylvania corporation ("Equity One-Pennsylvania"), Equity One Mortgage Company, a North Carolina corporation ("Equity One-North Carolina"), Equity One Mortgage, Inc., a Delaware corporation ("Equity One-Florida"), Equity One, Inc., a Minnesota corporation ("Equity One-Minnesota"), Equity One Consumer Loan Company, Inc., a New Hampshire corporation ("Equity One-New Hampshire"), Equity One of West Virginia, Inc., a West Virginia corporation ("Equity One-West Virginia"), Equity One Mortgage, Inc., a New York corporation ("Equity One-New York" and, together with Equity One-Delaware, Equity One-Pennsylvania, Equity One-North Carolina, Equity One-Florida, Equity One-Minnesota, Equity One-New Hampshire and Equity One-West Virginia, the "Sellers") and The Chase Manhattan Bank, a New York banking corporation organized under the laws of the State of New York, as trustee (the "Trustee").

                                 WITNESSETH THAT

     In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

     The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund for federal income tax purposes will consist of a single REMIC. The Certificates will represent the entire beneficial ownership interest in the Trust Fund. The Class A Certificates will represent the "regular interests" in the Trust Fund and the Class R Certificates will represent the single "residual interest" in the Trust Fund. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Latest Possible Maturity Date.

     The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which such Classes shall be issuable (except that one Certificate of each Class of Certificates may be issued in a different amount and, in addition, one Class R Certificate representing the Tax Matters Person Certificate may be issued in a different amount):


                                                                                              Integral
                         Initial Class                                                        Multiples
                         Certificate            Pass-Through           Minimum                in Excess of
                         Balance                Rate (1)               Denomination           Minimum
                         -------------          -------------          ------------           ------------
Class A-1                $100,027,563           6.70%                  $25,000                $1
Class A-2                $25,002,775            6.98%                  $25,000                $1
Class R                  $0                     N/A                    $25,000                N/A

(1) On any Distribution Date following the Call Option Date, the
Pass-Through Rate for the Class A-1 Certificates shall be 7.20% and the Pass-Through Rate for the Class A-2 Certificates shall be 7.48%.

     All interest rates set forth in this Agreement are calculated based on a year consisting of twelve 30-day months (30/360).

                                    ARTICLE I

                                  DEFINITIONS

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Adjusted Mortgage Rate: As to each Loan, and at any time, the per annum rate equal to the Mortgage Rate less the Servicing Fee Rate.

     Adjusted Net Mortgage Rate: As to each Loan, and at any time, the per annum rate equal to the Mortgage Rate less the related Expense Rate.

     Advance: The payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such payment being equal to the aggregate of payments of principal and interest (net of the Servicing Fee) on the Loans that were due on such Loans' respective Due Dates in the calendar month preceding the month of such Distribution Date and not received as of the close of business on the Determination Date in the month of such Distribution Date, less the aggregate amount of any such delinquent payments that the Servicer, in its good faith judgment, has determined would not be recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise.

     Agreement: This Pooling and Servicing Agreement, together with all of the exhibits and schedules hereto, and all amendments or supplements of any of the foregoing.

     Amount Held for Future Distribution: As to any Distribution Date and either the Class A-1 or Class A-2 Certificates, the aggregate amount held in the Certificate Account relating to the Applicable Group at the close of business on the related Determination Date on account of (i) Principal Prepayments relating to the Applicable Group received after the Prepayment Period corresponding to such Distribution Date and Liquidation Proceeds relating to the Applicable Group received in the month of such Distribution Date and (ii) all Scheduled Payments due after the Applicable Group's Loans' respective Due Dates in the calendar month preceding the month of such Distribution Date.

     Applicable Group: Either the Group I Loans or the Group II Loans as the case may be, but with respect to the Class A-1 Certificates, the Group I Loans, and with respect to the Class A-2 Certificates, the Group II Loans.

     Available Funds: As to any Distribution Date and either the Class A-1 or Class A-2 Certificates, the sum of (a) the aggregate amount held in the Certificate Account relating to the Applicable Group at the close of business on the related Determination Date net of the Amount Held for Future Distribution relating to the Applicable Group and net of amounts permitted to be withdrawn from the Certificate Account pursuant to clauses (i)-(viii), inclusive, of
Section 3.08(a) relating to the Applicable Group and amounts permitted to be withdrawn from the Distribution Account pursuant to clauses (i)-(iii) inclusive of Section 3.08(b) relating to the Applicable Group, (b) the amount of the related Advance, if any, relating to the Applicable Group and (c) in connection with Defective Loans, as applicable, the aggregate of the Purchase Prices and Substitution Adjustment Amounts relating to the Applicable Group deposited in the Distribution Account on the related Distribution Account Deposit Date.

     Bankruptcy Code: The United States Bankruptcy Reform Act of 1978, as amended, and related rules promulgated thereunder.

     Beneficial Owner: With respect to any Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

     Book-Entry Certificates: The Class A Certificates.

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in New York City, or in the city where the chief executive office of the Servicer is located, are authorized or obligated by law or executive order to be closed.

     Call Option Date: The first Distribution Date following the date on which the Optional Termination may be exercised by the Servicer.

     Certificates: The Class A Certificates and the Class R Certificates in substantially the forms attached hereto as Exhibits A and B.

     Certificate Account: The separate Eligible Account created and maintained by the Servicer pursuant to Section 3.05 with a depository institution in the name of the Servicer for the benefit of the Trustee on behalf of Certificateholders and the Insurer and designated "Certificate Account, Equity One, Inc., as trustee for the registered holders of Equity One ABS, Inc., Mortgage Pass-Through Certificates Series 1998-1."

     Certificate Balance: With respect to any Class A Certificate at any time, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto.

     Certificate Formula Principal Amount: As to any Distribution Date and with respect to either the Class A-1 Certificates or the Class A-2 Certificates, the sum of (a) the principal portion of each Scheduled Payment due on each Loan in the Applicable Group on such Loan's Due Date in the calendar month preceding the month of such Distribution Date, (b) the Stated Principal Balance of each Loan in the Applicable Group that was repurchased by a Seller or the Servicer pursuant to this Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Loan from the Applicable Group received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Loans in the Applicable Group that are not yet Liquidated

Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Loan in the Applicable Group that became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received during the calendar month preceding the month of such Distribution Date with respect to such Loan, (f) all Principal Prepayments on Loans in the Applicable Group received during the related Prepayment Period and (g) the principal portion of any Loan Losses on Loans in the Applicable Group incurred during the calendar month preceding the month of such Distribution Date.

     Certificate Register: The register maintained pursuant to Section 5.02.

     Certificate Registrar: The Chase Manhattan Bank and its successors and, if a successor certificate registrar is appointed hereunder, such successor.

     Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

     Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

     Class A Certificates: The certificates representing the "regular interests" in the Trust Fund, which are designated as the Class A-1 and Class A-2 Certificates.

     Class A-1 Available Funds Shortfall: As to any Distribution Date, the amount, if any, by which the amount of Available Funds relating to the Class A-1 Certificates for such Distribution Date is less than the aggregate amount required to be distributed to, or in respect of, the Class A-1 Certificates pursuant to Section 4.02 (a)(i)-(v).

     Class A-2 Available Funds Shortfall: As to any Distribution Date, the amount, if any, by which the amount of Available Funds relating to the Class A-2 Certificates for such Distribution Date is less than the aggregate amount required to be distributed to, or in respect of, the Class A-2 Certificates pursuant to Section 4.02(b)(i)-(v).

     Class A-1 Distributable Funds : The sum of (i) the amount of Available Funds relating to the Class A-1 Certificates, (ii) any Spread Account Draw for the Class A-1 Certificates, (iii) any Insured Amounts for the Class A-1 Certificates and (iv) any Cross-Collateralization Amount for the Class A-1 Certificates.

     Class A-2 Distributable Funds : The sum of (i) the amount of Available Funds relating to the Class A-2 Certificates, (ii) any Spread Account Draw for the Class A-2 Certificates, (iii) any Insured Amounts for the Class A-2 Certificates and (iv) any Cross-Collateralization Amount for the Class A-2 Certificates

     Class A-1 Monthly Spread Account Deposit Amount: On any Distribution Date, the amount equal to the product of (i) 100% and (ii) the amount of the Class A-1 Spread Account Deposit Amount as of such Distribution Date; provided, however, that the percentage set forth in clause (i) above may be reduced, solely at the discretion of the Insurer, at which time written notice shall be sent to each Seller, the Trustee, the Servicer, S&P and Moody's.

     Class A-2 Monthly Spread Account Deposit Amount: On any Distribution Date, the amount equal to the product of (i) 100% and (ii) the amount of the Class A-2 Spread Account Deposit Amount as of such Distribution Date; provided, however, that the percentage set forth in clause (i) above may be reduced, solely at the discretion of the Insurer, at which time written notice shall be sent to each Seller, the Trustee, the Servicer, S&P and Moody's.

     Class A-1 Spread Account Deposit Amount: As to any Distribution Date, the amount by which (A) Class A-1 Distributable Funds exceeds (B) the sum of the amounts distributed pursuant to Section 4.02(a)(i)-(vii).

     Class A-2 Spread Account Deposit Amount: As to any Distribution Date, the amount by which (A) Class A-2 Distributable Funds exceeds (B) the sum of the amounts distributed pursuant to Section 4.02(b)(i)-(vii).

     Class R Certificates: The certificates representing the single "residual interest" in the Trust Fund.

     Class Certificate Balance: With respect to any Class of Class A Certificates and as to any Distribution Date, the aggregate of the Certificate Balances of all Certificates of such Class as of such date. The Class Certificate Balance of the Class R Certificates shall be zero.

     Class Interest Shortfall: As to any Distribution Date and Class of Class A Certificates, the amount by which the amount described in clause (i) of the definition of Interest Distribution Amount for such Class exceeds the amount of interest actually distributed on such Class on such Distribution Date pursuant to such clause (i).

     Class Unpaid Interest Amounts: As to any Distribution Date and any Class of Class A Certificates, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount distributed on such Class on prior Distribution Dates pursuant to clause (ii) of the definition of Interest Distribution Amount.

     Closing Date: December 9, 1998.

     Closing Place: The offices of Messrs. Stradley, Ronon, Stevens and Young, LLP, 2600 One Commerce Square, Philadelphia, Pennsylvania 19103.

     Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

     Collateral Value: With respect to any Loan, other than Refinance Loans, an amount equal to the lesser of (a) the appraised value of the related Mortgaged Property based on an appraisal obtained by the originator from an independent fee appraiser at the time of the origination of such Loan, and (b) if the Loan was originated either in connection with the acquisition of the Mortgaged Property by the borrower or within one year after acquisition of the Mortgaged Property by the borrower, the purchase price paid by such borrower for the Mortgaged Property. In the case of Refinance Loans, the Collateral Value is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

     Combined Loan-to-Value Ratio: With respect to any Loan and as to any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Loan at the date of origination plus, in the case of a Second Lien Loan, the outstanding principal balance of the related first lien mortgage loan on the date of origination of such Second Lien Loan, and the denominator of which is the Collateral Value of the related Mortgaged Property.

     Corporate Trust Office: The designated office of the Trustee in the State of New York at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 450 West 33rd Street, 15th Floor, New York, New York 10001 (Attention: Structured Finance Services (ABS), facsimile number: 212-946-8191) and which is the address to which notices to and correspondence with the Trustee should be directed.

     Cross-Collateralization Amount: As to any Distribution Date and the Class A-1 or Class A-2 Certificates, the amount to be transferred by the Trustee pursuant to Section 4.02(b)(vi) or Section 4.02(a)(vi), respectively.

     Custodial Agreement: As defined in Section 8.12.

     Custodian: As defined in Section 8.12.

     Cut-off Date: November 30, 1998.

     Cut-Off Date Group I Principal Balance: $100,027,563.57.

     Cut-Off Date Group II Principal Balance: $25,002,775.06.

     Cut-off Date Pool Principal Balance: $125,030,338.63.

     Cut-off Date Principal Balance: As to any Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

     Defective Loan: Any Loan which is required to be repurchased pursuant to
Section 2.02 or 2.03.

     Definitive Certificates: Any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

     Deleted Loan: As defined in Section 2.03(c).

     Denomination: With respect to each Class A Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the Percentage Interest appearing on the face thereof.

     Depositor: Equity One ABS, Inc., a Delaware corporation, or its successor in interest.

     Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

     Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Determination Date: As to any Distribution Date, the 21st day of each month or, if such day is not a Business Day, the next preceding Business Day; provided, however, that the Determination Date in each month will be at least two Business Days preceding the related Distribution Date.

     Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05 in the name of the Trustee for the benefit of the Certificateholders and the Insurer and designated "Distribution Account, The Chase Manhattan Bank, as trustee for the registered holders of Equity One ABS, Inc. Mortgage Pass-Through Certificates, Series 1998-1." Funds in the Distribution Account shall be held uninvested in trust for the Certificateholders and the Insurer for the uses and purposes set forth in this Agreement.

     Distribution Account Deposit Date: As to any Distribution Date, 9:00 a.m. New York City Time on the Business Day immediately preceding such Distribution Date.

     Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such day is not a Business Day, the next succeeding Business Day, commencing in January, 1999.

     Due Date: With respect to any Loan, the date on which scheduled payments of interest and/or principal are due thereon, which date is a set day, but not necessarily the first day, of each month.

     Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with
(a) the trust department of a federal or state chartered depository institution or (b) a trust company, acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency and the Insurer, as evidenced by a letter from such Rating Agency and Insurer to the Trustee, without reduction or withdrawal of the then current ratings of the Certificates. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

     Equity One-Delaware: Equity One, Inc., a Delaware corporation.

     Equity One-Florida: Equity One Mortgage, Inc., a Delaware corporation.

     Equity One-Minnesota: Equity One, Inc., a Minnesota corporation.

     Equity One-New Hampshire: Equity One Consumer Loan Company, Inc., a New Hampshire corporation.

     Equity One-New York: Equity One Mortgage, Inc., a New York corporation.

     Equity One-North Carolina: Equity One Mortgage Company, a North Carolina corporation.

     Equity One-Pennsylvania: Equity One, Incorporated, a Pennsylvania corporation.

     Equity One-West Virginia: Equity One of West Virginia, Inc., a West Virginia corporation.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     Escrow Account: The Eligible Account or Eligible Accounts established and maintained by the Servicer pursuant to Section 3.06(a).

     Event of Default: As defined in Section 7.01.

     Excess Proceeds: With respect to any Liquidated Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Loan received in the calendar month in which such Loan became a Liquidated Loan, net of any amounts previously reimbursed to the Servicer as Nonrecoverable Advance(s) with respect to such Loan pursuant to Section 3.08(a)(iii), exceeds (i) the unpaid principal balance of such Liquidated Loan as of the Due Date in the calendar month in which such Loan became a Liquidated Loan plus (ii) accrued interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the calendar month in which such Loan became a Liquidated Loan.

     Expense Rate: As to each Loan, the sum of the related Servicing Fee Rate, the Trustee Fee Rate and the rate at which the Insurer's Monthly Premium accrues.

     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

     FNMA: Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     Group: Either the Group I Loans or the Group II Loans, as the case may be.

     Group I Loans: The mortgage loans identified as such on the Loan Schedule.

     Group II Loans: The mortgage loans identified as such on the Loan Schedule.

     Group Principal Balance: With respect to any Distribution Date and either the Group I Loans or the Group II Loans, the aggregate of the Stated Principal Balances of the Loans in such Group that were Outstanding Loans (including Loans in foreclosure and REO Properties) on their Due Dates in the calendar month preceding the month of such Distribution Date.

     I&I Payments: Any payments due and owing to the Insurer under the Insurance Agreement other than the Insurer's Monthly Premium.

     Indirect Participant: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

     Insurance Agreement: The Insurance and Indemnity Agreement dated as of December 9, 1998 among the Depositor, Equity One-Delaware (in its capacity as both a Seller and the Servicer), the Trustee and the Insurer, including any amendments and supplements thereto.

     Insurance Policy: With respect to any Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

     Insurance Proceeds: Proceeds paid by an insurer (other than the Insurer) pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

     Insured Amount: A payment by the Insurer under the Policy.

     Insured Expenses: Expenses covered by an Insurance Policy.

     Insurer: Ambac Assurance Corporation, a stock insurance company organized and created under the laws of the State of Wisconsin, and any successor thereto.

     Insurer Default: Either (i) a continuance of any failure by the Insurer to make a required payment under the Policy or (ii) the existence of a proceeding in bankruptcy by or against the Insurer.

     Insurer's Monthly Premium: The premium payable to the Insurer on each Distribution Date in an amount equal to one-twelfth of the product of the per annum rate specified in the Insurance Agreement and the aggregate Certificate Balance of the Class A Certificates on each Distribution Date (after giving effect to any distributions of principal to be made on the Certificates on such Distribution Date).

     Interest Accrual Period: With respect to the Class A Certificates and any Distribution Date, the calendar month prior to the month of such Distribution Date.

     Interest Distribution Amount: With respect to any Distribution Date and any Class of Class A Certificates, the sum of (i) interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Class Certificate Balance and (ii) any Class Unpaid Interest Amounts for such Class.

     Investment Letter: As defined in Section 5.02(b).

     Latest Possible Maturity Date: The Distribution Date following the third anniversary of the scheduled maturity date of the Loan having the latest scheduled maturity date as of the Cut-off Date.

     Liquidated Loan: With respect to any Distribution Date, a defaulted Loan (including any REO Property) that was liquidated in a calendar month preceding the month of such Distribution Date and as to which the Servicer has determined (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Loan, including the final disposition of an REO Property.

     Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the Servicing Amount applicable to such defaulted Loans.

     Loan Losses: The aggregate amount, if any, by which (i) the outstanding principal balance of each Loan that became a Liquidated Loan during the calendar month preceding the month of the related Distribution Date (such principal balance determined immediately before such Loan became a Liquidated Loan) exceeds (ii) the Liquidation Proceeds allocable to principal received during the calendar month preceding the month of the related Distribution Date in connection with the liquidation of such Loan which have not theretofore been used to reduce the Stated Principal Balance of such Loan.

     Loans: Group I and Group II Loans, collectively.

     Loan Schedule: The list of Group I Loans and Group II Loans (as from time to time amended by the Servicer to reflect the addition of Substitute Loans to the Applicable Group and the deletion of Deleted Loans from the Applicable Group pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Schedule I, setting forth the following information with respect to each Loan:

     (i)    the loan number;

     (ii) the Mortgagor's name and the state in which the Mortgaged Property is located, including the zip code;

     (iii)  the maturity date;

     (iv)   the Cut-off Date Principal Balance;

     (v)    the first payment date of the Loan;

     (vi)  lien position (either first or second);

     (vii)  the Scheduled Payment in effect as of the Cut-off Date;

     (viii) the Mortgage Rate; and

     (ix) for Group I Loans only, the principal balance of the Loan at origination.

     Such schedule shall also set forth the total of the amounts described under
(iv) above for the Group I Loans, the Group II Loans and all of the Loans.

     Majority in Interest: As to any Class of Class A Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

     Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.03.

     Moody's: Moody's Investors Service, Inc., or any successor thereto. For purposes of Section 10.05(b) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:
Residential Mortgage Monitoring Department, or such other address as Moody's may hereafter furnish to the Depositor or the Servicer.

     Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

     Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Loan, together with any amendment or modification thereto.

     Mortgage Rate: The annual rate of interest borne by a Mortgage Note as set forth therein.

     Mortgaged Property: The underlying property securing a Loan.

     Mortgagor: The obligor(s) on a Mortgage Note.

     Net Available Funds: As to any Distribution Date and either the Class A-1 or Class A-2 Certificates, the amount equal to Available Funds for such Class less the amounts required to be distributed on such Distribution Date pursuant to Section 4.02(a)(i)-(iii) or 4.02(b)(i)-(iii), respectively.

     Net Prepayment Interest Shortfalls: As to any Distribution Date, the amount by which the aggregate of Prepayment Interest Shortfalls during the calendar month preceding the month of such Distribution Date exceeds an amount equal to the aggregate Servicing Fee for such Distribution Date before reduction of the Servicing Fee in respect of such Prepayment Interest Shortfalls.

     Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

     Notice: As defined in Section 3A.02.

     Notice of Final Distribution: The notice to be provided pursuant to Section
9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

     Officer's Certificate: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor or the Servicer, or (ii), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor and the Trustee, as the case may be, as required by this Agreement.

     Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Servicer, including, in-house counsel, reasonably acceptable to the Trustee and the Insurer; provided, however, that with respect to the interpretation or application of the REMIC Provisions, such counsel must
(i) in fact be independent of the Depositor and the

Servicer, (ii) not have any direct financial interest in the Depositor or the Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Optional Termination: The termination of the trust created hereunder in connection with the purchase of the Loans pursuant to Section 9.01(a) hereof.

     Original Loan: The mortgage loan refinanced in connection with the origination of a Refinance Loan.

     OTS: The Office of Thrift Supervision.

     Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

     (i) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

     (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

     Outstanding Loan: As of any Due Date, a Loan with a Stated Principal Balance greater than zero, which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Loan prior to such Due Date.

     Ownership Interest: As to any Class R Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

     Pass-Through Rate: For the Class A Certificates, the per annum rates set forth or calculated in the manner described in the Preliminary Statement.

     Paying Agent: The Chase Manhattan Bank and its successors and, if a successor paying agent is appointed hereunder, such successor.

     Percentage Interest: As to any Class A Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

     Permitted Investments: (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the Class A Certificates, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Class A Certificates, without taking into account the Policy, by each such Rating Agency; (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each such Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Class A Certificates, without taking into account the Policy, by each such Rating Agency; (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is not a Rating Agency) are then rated the highest long-term and one of the two highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Class A Certificates, without taking into account the Policy, by any such Rating Agency;
(v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC; (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Class A Certificates, without taking into account the Policy, by any such Rating Agency;
(vii) repurchase obligations with respect to any security described in clauses
(i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above; (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have the highest long term rating and one of the two highest short term ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Class A Certificates, without taking into account the Policy, by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency; and (ix) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency and the Insurer as will not result in the downgrading or withdrawal of the rating then assigned to the Class A Certificates by any such Rating Agency, as evidenced by a signed writing to such effect delivered by each such Rating Agency and the Insurer; provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.

     Permitted Transferee: Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(l) of the Code) with respect to any Class R Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have authority to control all substantial decisions of the trust, unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form 4224 and (vi) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Class R Certificate to such Person may cause the REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

     Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

     Policy: The Certificate Guaranty Insurance Policy (No. AB0204BE) with respect to the Class A Certificates, and all endorsements thereto dated the Closing Date, issued by the Insurer for the benefit of the Holders of each Class of Class A Certificates, a copy of which is attached hereto as Exhibit K.

     Pool Principal Balance: The sum of the Group Principal Balances for the Group I Loans and the Group II Loans.

     Preference Claim: As defined in Section 3A.02(e).

     Prepayment Interest Excess: As to any Principal Prepayment received by the Servicer from the first day through the fifteenth day of any calendar month beginning in January, 1999, all amounts paid by the related Mortgagor in respect of interest on such Principal Prepayment. All Prepayment Interest Excess shall be paid to the Servicer as additional servicing compensation.

     Prepayment Interest Shortfall: As to any Distribution Date and any Principal Prepayment received on or after the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, on or after the Cut-off Date) and on or before the last day of the month preceding the month of such Distribution Date, the amount, if any, by which one month's interest at the related Mortgage Rate on such Principal Prepayment, net of the Servicing Fee Rate, exceeds the amount of interest paid in connection with such Principal Prepayment.

     Prepayment Period: As to any Distribution Date, the period from the 16th day of the calendar month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Cut-off Date) through the 15th day of the month of such Distribution Date.

     Primary Mortgage Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Loan.

     Principal Prepayment: Any payment of principal by a Mortgagor on a Loan that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Servicer in accordance with the terms of the related Mortgage Note.

     Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Loan.

     Prospectus Supplement: The Prospectus Supplement dated December 4, 1998 relating to the Class A Certificates.

     Purchase Price: With respect to any Loan required to be repurchased by a Seller pursuant to Section 2.02 or 2.03 hereof or purchased at the option of the Servicer pursuant to Section 3.11 hereof, an amount equal to the sum of (i) 100% of the Stated Principal Balance of the Loan on the date of such purchase, and
(ii) accrued interest thereon at the applicable Mortgage Rate (or at the applicable Adjusted Mortgage Rate if (x) the purchaser is the Servicer or (y) the purchaser is a Seller and Equity One-Delaware is the Servicer) from the date through which interest was last paid by the Mortgagor or advanced (and not reimbursed) by the Servicer to the Determination Date in the month in which the Purchase Price is to be distributed to Certificateholders.

     PTCE 95-60: As defined in Section 5.02(b).

     Qualified Insurer: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA-approved mortgage insurer and having a claims paying ability rating of at least "AA" or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

     Rating Agency: Moody's and S&P. If either organization or a successor thereof is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor with the consent of the Insurer, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

     Record Date: With respect to any Distribution Date for so long as the Class A Certificates are not Definitive Certificates, the close of business on the Business Day immediately preceding such Distribution Date. With respect to any Distribution Date on which any Definitive Certificates are outstanding, the last Business Day of the calendar month immediately preceding such Distribution Date.

     Refinance Loan: Any Loan originated for the purpose of refinancing an existing mortgage loan.

     Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     Relief Act Reductions: With respect to any Distribution Date and any Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Loan for the most recently ended calendar month is less than
(ii) interest accrued thereon for such month pursuant to the Mortgage Note without taking into account the application of the Relief Act.

     REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

     REMIC Change of Law: Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to REMICs and the REMIC Provisions issued after the Closing Date.

     REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

     Remittance Amount: As to any Distribution Date and either the Class A-1 Certificates or the Class A-2 Certificates, the sum of the Interest Distribution Amount for such Class and the Certificate Formula Principal Amount for such Class for such Distribution Date.

     REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Loan.

     Request for Release: The Request for Release submitted by the Servicer to the Trustee, substantially in the form of Exhibit J.

     Required Insurance Policy: With respect to any Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

     Responsible Officer: When used with respect to the Trustee, any officer assigned to the Corporate Trust Division of the Trustee (or any successor thereto), including any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement.

     Rule 144A Letter: As defined in Section 5.02(b).

     Scheduled Payment: The scheduled monthly payment on a Loan due on any Due Date allocable to principal and/or interest on such Loan.

     Second Lien Loan: Any Loan secured by a mortgage that is second in lien priority.

     Securities Act: The Securities Act of 1933, as amended.

     Sellers: Collectively, the following corporations, their successors and assigns, each in its capacity as a Seller of the Loans to the Depositor: Equity One-Delaware; Equity One-Florida; Equity One-Minnesota; Equity One-New Hampshire; Equity One-New York; Equity One-Pennsylvania; Equity One-North Carolina; and Equity One-West Virginia.

     Servicer: Equity One, Inc., a Delaware corporation, and its successors and assigns, in its capacity as servicer hereunder.

     Servicer Advance Date: As to any Distribution Date, the third Business Day following the end of the related Prepayment Period.

     Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a

Mortgaged Property, (ii) the foreclosure, trustee's sale, or other liquidation of any Mortgage or Mortgaged Property, (iii) any expenses reimbursable to the Servicer pursuant to Section 3.11 and any enforcement or judicial proceedings, including foreclosures, (iv) the management and liquidation of any REO Property,
(v) compliance with the obligations described in Section 3.06 and (vi) any payments made by the Servicer pursuant to Section 3.09.

     Servicing Amount: The sum of (i) the Servicing Fee, (ii) unreimbursed Advances and (iii) unreimbursed Servicing Advances.

     Servicing Fee: As to each Loan and any Distribution Date, an amount payable out of each full payment of interest received on such Loan and equal to one-twelfth of the Servicing Fee Rate multiplied by the Stated Principal Balance of such Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Loan on such Due Date), subject to reduction as provided in Section 3.14.

     Servicing Fee Rate: With respect to each Loan, 0.5% per annum.

     Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee (with a copy to the Insurer) by the Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

     S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc. For purposes of Section 10.05(b) the address for notices to S&P shall be Standard & Poor's, 26 Broadway, 15th Floor, New York, New York 10004, Attention:
Residential Mortgage Surveillance, or such other address as S&P may hereafter furnish to the Depositor and the Servicer.

     Specified Spread Account Requirement: As of:

(x) any date on or prior to the Step-Down Date, the greatest of (a) $3,000,728.13 (2.40% times the Cut-off Date Pool Principal Balance); (b) the greatest of (1) the sum of the principal balances of the three largest Loans as of such date; (2) 0.50% times the Cut-off Date Pool Principal Balance; and (3) 40% times the aggregate principal balance of all Loans that are balloon loans, as described in the Prospectus Supplement, with original terms of less than 36 months and (c) two times the excess of (i) one-half the aggregate principal balance of the Loans which are 90 or more days delinquent (including Loans in foreclosure and REO Properties) over (ii) five times the sum of the Class A-1 Monthly Spread Account Deposit Amount and the Class A-2 Monthly Spread Account Deposit Amount as of such Distribution Date; and

(y) any date after the Step-Down Date, the greatest of (a) the lesser of (A) $3,000,728.13 (2.40% times the Cut-off Date Pool Principal Balance) and (B) 4.80% times the outstanding Pool Principal Balance as of such date; (b) the greatest of (1) the sum of the principal balances of the three largest Loans as of such date; (2) 0.50% times the Cut-off Date Pool Principal Balance; and

(3) 40% times the aggregate principal balance of all Loans that are balloon loans, as described in the Prospectus Supplement, with original terms of less than 36 months; and (c) two times the excess of (i) one-half the aggregate principal balance of the Loans which are 90 or more days delinquent (including Loans in foreclosure and REO Properties) over (ii) five times the sum of the Class A-1 Monthly Spread Account Deposit Amount and the Class A-2 Monthly Spread Account Deposit Amount as of such Distribution Date.

     Spread Account: The separate Eligible Account or Accounts created and maintained by the Trustee pursuant to Section 3A.01 in the name of the Trustee for the benefit of the Insurer and the Certificateholders and designated "Spread Account, The Chase Manhattan Bank, as trustee for the registered holders of Equity One ABS, Inc. Mortgage Pass-Through Certificates, Series 1998-1." Funds in the Spread Account shall be held in trust for the Insurer and the Certificateholders for the uses and purposes set forth in this Agreement.

     Spread Account Draw: As defined in Section 3A.01(b)(i).

     Spread Account Excess: As to any Distribution Date, any amount in the Spread Account in excess of the Specified Spread Account Requirement.

     Startup Day: The Closing Date.

     Stated Principal Balance: As to any Loan, the unpaid principal balance of such Loan as of its most recent Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

     Step-down Date: The Distribution Date occurring on the later of (a) the thirtieth Distribution Date or (b) the date upon which the outstanding Pool Principal Balance is less than 50% of the Cut-off Date Pool Principal Balance.

     Streamlined Documentation Loan: Any Loan originated pursuant to the Seller's no income verification loan documentation program.

     Subservicer: Any person to whom the Servicer has contracted for the servicing of all or a portion of the Loans pursuant to Section 3.02.

     Substitute Loan: A Loan substituted by a Seller for a Deleted Loan(s) which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit J, (i) have a Stated Principal Balance not in excess of, and not more than 10% less than, the Stated Principal Balance(s) of the Deleted Loans (such Stated Principal Balances to be measured as of the respective Due Dates in the month of substitution); (ii) have a Mortgage

Rate not lower than, and not more than 1% per annum higher than, that of the Deleted Loan(s); (iii) have a Combined Loan-to-Value Ratio not higher than that of the Deleted Loan(s); (iv) have a debt to income ratio not higher than that of the Deleted Loan(s); (v) have been originated pursuant to the same underwriting standards as the Deleted Loan(s); (vi) have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Loan(s); and (vii) comply, as of the date of substitution, with each representation and warranty set forth or referred to in Section 2.03.

     Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03.

     Tax Matters Person: The person designated as "tax matters person" in the manner provided under Treasury regulation ss.1.860F-4(d) and temporary Treasury regulation ss.301.6231(a)(7)1T. Initially, the Tax Matters Person shall be the Trustee.

     Tax Matters Person Certificate: The Class R Certificate with a Denomination of .00001%.

     Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Class R Certificate.

     Transfer Affidavit: As defined in Section 5.02(c).

     Transferor Certificate: As defined in Section 5.02(b).

     Trustee: The Chase Manhattan Bank and its successors and, if a successor trustee is appointed hereunder, such successor.

     Trustee Fee: As to any Distribution Date, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the Pool Principal Balance as of such Distribution Date.

     Trustee Fee Rate: With respect to each Loan, the per annum rate agreed upon in writing on or prior to the Closing Date by the Trustee and the Depositor.

     Trust Fund: The corpus of the trust created hereunder consisting of (i) the Loans and all interest and principal received, or receivable, on or with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof and all interest and principal payments on such Loans received prior to the Cut-off Date in respect of installments of interest and principal due thereafter; (ii) the Certificate Account, the Distribution Account, the Spread Account, and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the Policy; and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

     Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, the percentage of all the Voting Rights allocated to each Class of Certificates shall be the fraction, expressed as a percentage, the numerator of which is the Class Certificate Balance of such Class then outstanding and the denominator of which is the aggregate Stated Principal Balance of the Loans then outstanding. The Voting Rights allocated to each Class of Certificates shall be allocated among all Holders of each such Class in proportion to the outstanding Certificate Balances of their respective Certificates on such date.

     Weighted Average Adjusted Net Mortgage Rate: As to any Distribution Date and either the Group I or Group II Loans, the weighted average of the Adjusted Net Mortgage Rates of the Outstanding Loans in such Group, such weighted average to be calculated based on the Stated Principal Balances of such Outstanding Loans on such Distribution Date.


                                   ARTICLE II
                              CONVEYANCE OF LOANS;
                         REPRESENTATIONS AND WARRANTIES


     SECTION 2.01. Conveyance of Loans.

     (a) Subject to its substitution and repurchase obligations hereunder, each Seller, concurrently with the execution and delivery hereof, hereby irrevocably sells, transfers, grants, bargains, assigns, sets over and otherwise conveys to the Depositor, without recourse, all the right, title and interest of such Seller in and to that portion of the Loans listed on the Loan Schedule that pertains to such Seller, including all interest and principal received or receivable by such Seller on or with respect to such Loans after the Cut-off Date and all interest and principal payments on such Loans received prior to the Cut-off Date in respect of installments of interest and principal due thereafter, but not including payments of principal and interest due and payable on such Loans on or before the Cut-off Date. On or prior to the Closing Date, each Seller shall deliver to the Depositor or, at the Depositor's direction, to the Trustee or other designee of the Depositor, the Mortgage File for each Loan listed in that portion of the Loan Schedule that pertains to such Seller. Such delivery of the Mortgage Files shall be made against payment by the Depositor of the purchase price, previously agreed to by such Seller and the Depositor, for the Loans listed on the Loan Schedule that pertains to such Seller. With respect to any Loan that does not require the first payment of principal or interest thereon to be made on or before such Loan's Due Date in the month of the first Distribution Date, such Seller shall deposit into the Distribution Account on or before the Distribution Account Deposit Date relating to the first Distribution Date, an amount equal to one month's interest at the related Adjusted Mortgage Rate on the Cut-off Date Principal Balance of such Loan. In addition, on or prior to the Closing Date, the Depositor shall cause the Insurer to deliver the Policy to the Trustee.

     (b) The Depositor, concurrently with the execution and delivery hereof, hereby irrevocably sells, transfers, grants, bargains, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Insurer and the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund together with the Depositor's right to require the Sellers to cure any breach of a representation or warranty made herein by the Sellers or to repurchase or substitute for any affected Loan in accordance herewith.

     (c) In connection with the sale, transfer and assignment set forth in clause (b) above, the Depositor has delivered or caused to be delivered to the Trustee or a Custodian for the Trustee on or before the Closing Date or shall deliver or cause to be delivered to the Trustee or a Custodian for the Trustee on or before such later date as is set forth below, for the benefit of the Insurer and the Certificateholders the following documents or instruments with respect to each Loan so sold, transferred and assigned:

          (i) the original Mortgage Note endorsed (by manual or facsimile signature) as follows: "Pay to the order of The Chase Manhattan Bank as trustee for the benefit of the Certificateholders of Equity One ABS, Inc. Mortgage Pass-Through Certificates Series 1998-1 without recourse," with all intervening endorsements and all riders and modifications showing a complete chain of endorsement from the originator to the Person endorsing it to the Trustee (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note);

          (ii) except as provided below, the original recorded Mortgage;

          (iii) an original recorded assignment of the Mortgage (which may be included in a blanket assignment or assignments), duly executed by the appropriate Seller and the Depositor, which assignment will not be delivered on or before the Closing Date but shall be delivered within the time period set forth in this Section 2.01, together with, except as provided below, all interim recorded assignments of such Mortgage, if any, all riders or modifications to such Mortgage, if any, (each such assignment to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates, with the original to be recorded by the Servicer as follows: the Servicer shall promptly send such assignments for recording, and shall return the original recorded assignment to the Trustee once returned as recorded by the applicable recording office);

          (iv) the original of each assumption, modification, written assurance or substitution agreement, if any; and

          (v) except as provided below, the original or duplicate original lender's title policy and all riders thereto.

     In the event that in connection with any Loan the Depositor cannot deliver
(a) the original recorded Mortgage, (b) all interim recorded assignments or (c) the lender's title policy (together with all riders thereto) satisfying the requirements of clause (ii), (iii) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause
(ii) or (iii) above, or because the title policy has not been delivered to either the Servicer or the Depositor by the applicable title insurer in the case of clause (v) above, and, in the case of the assignments of the Mortgage to the Trustee as required under (iii) above, the Depositor shall promptly deliver to the Trustee, in the case of clause (ii) or (iii) above, such original recorded Mortgage or such original recorded assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office, but in no event shall any such delivery of the original recorded Mortgage and each such original recorded assignment or a copy thereof, certified, if appropriate, by the relevant recording office, and each title policy as required by clause (v) above be made later than one year following the Closing Date; provided, however, in the event the Depositor is unable to deliver within one year following the Closing Date each original recorded Mortgage, and each such original recorded assignment or each such title policy by reason of the fact that any such documents have not been returned by the appropriate recording office, or, in the case of each such assignment, because the related original recorded Mortgage or any related interim recorded assignment have not been returned by the appropriate recording office or, in the case of each title policy, because the title insurer has not received the recording information from the appropriate recording office for such original recorded Mortgage or original recorded assignment, has not been returned by the appropriate recording office, the Depositor shall deliver such documents to the Trustee as promptly as possible upon receipt thereof and, in any event, within 720 days following the Closing Date. The Depositor shall forward or cause to be forwarded to the Trustee (a) from time to time additional original documents evidencing an assumption or modification of a Loan and (b) any other documents required to be delivered by the Depositor or the Servicer to the Trustee. In the event that the original recorded Mortgage is not delivered and, in connection with the payment in full of the related Loan, the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Servicer shall execute and deliver or cause to be executed and delivered such a document to the public recording office. In the case where a public recording office retains the original recorded Mortgage or in the case where an original recorded Mortgage is lost after recordation in a public recording office, the appropriate Seller shall deliver to the Trustee a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

     As promptly as practicable subsequent to such transfer and assignment, and in any event, within thirty (30) days thereafter, the Servicer shall (i) affix the Trustee's name to each assignment of Mortgage, as the assignee thereof as Trustee for the benefit of the Certificateholders, (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records and (iii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignments of Mortgages as to which the information required to prepare such assignment in recordable form has not yet been received, the Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after receipt thereof.

     In the case of Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, will deposit in the Certificate Account the portion of such payment that is required to be deposited in the Certificate Account pursuant to Section 3.05 hereof.

     SECTION 2.02. Acceptance by Trustee of the Loans.

     The Trustee acknowledges receipt of the documents identified in the initial certification in the form annexed hereto as Exhibit D and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders and the Insurer. The Trustee acknowledges that it will maintain possession of the Mortgage Notes in the State of New York, unless otherwise permitted by the Rating Agencies and the Insurer. In the event that the Trustee desires to maintain possession of the Mortgage Notes in a state constituting one of the United States of America, the Trustee shall, at least thirty (30) days prior to discontinuing possession of the Mortgage Notes in the State of New York, provide (i) a Notice of such intention to the Rating Agencies, the Insurer and the Sellers and (ii) an Opinion of Counsel stating that such relocation of the Mortgage Notes and the possession by the Trustee of the Mortgage Notes in such other state will not destroy or impair the perfection by the Trustee of the security interests assigned and granted to the Trustee pursuant to the provisions of Section 10.04.

     The Trustee agrees to execute and deliver on the Closing Date to the Depositor, the Insurer, the Servicer and the Sellers an initial certification in the form annexed hereto as Exhibit D. Based on its review and examination, and only as to the documents identified in such initial certification, the Trustee shall acknowledge that such documents appear regular on their face and relate to the Loans listed in the Loan Schedule or shall indicate any noted deviations. The Trustee, at the time of delivery of the initial certification, shall be under no duty or obligation (i) to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face or (ii) to determine whether the Mortgage File shall include any of the documents listed in Section 2.01(c), except for the Mortgage Note. Should there be any exceptions to the Trustee's initial certification, the appropriate Seller shall have thirty (30) days from the Closing Date to cure such exception or deliver a Mortgage File or Mortgage Files for a Substitute Loan or Substitute Loans in accordance with Section 2.03(c).

     Not later than 90 days after the Closing Date, the Trustee shall deliver to the Depositor, the Servicer and the Sellers a final certification in the form annexed hereto as Exhibit E, with any applicable exceptions noted thereon.

     If the Trustee or the Insurer finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01, the Trustee shall list such as an exception in the final certification; provided, however that the Trustee shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or
(ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates. In performing any such review, the Trustee may conclusively rely on the Depositor as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents listed in Section 2.01(c) have been received and further confirming that any and all documents delivered pursuant to Section 2.01(c) have been executed and relate to the Loans identified in the Loan Schedule. The Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. The appropriate Seller shall promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if such Seller does not correct or cure such defect within such period, such Seller shall either (a) substitute for the related Loan a Substitute Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (b) purchase such Loan from the Trustee within 90 days from the date such Seller was notified of such defect in writing at the Purchase Price of such Loan; provided, however, that in no event shall such substitution or purchase occur more than 540 days from the Closing Date, except that if the substitution or purchase of a Loan pursuant to this provision is required by reason of a delay in delivery of any comments by the appropriate recording office, and there is a dispute between either the Servicer or such Seller and the Trustee over the location or status of the recorded document, then such substitution or purchase shall occur within 720 days from the Closing Date; provided, that any Loan that does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code shall be subject to a substitution or repurchase as provided in Section 2.05(b) of this Agreement. The Trustee shall deliver a report to each Rating Agency and the Insurer within 720 days from the Closing Date indicating a list of all documents in each Mortgage File in the possession of the Trustee. Any such substitution pursuant to (a) above or purchase pursuant to (b) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by
Section 2.05 hereof, if any, and any substitution pursuant to (a) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit J. No substitution is permitted to be made in any calendar month after the Determination Date for such month. The Purchase Price for any such Loan shall be deposited by such Seller in the Certificate Account on or prior to the Distribution Account Deposit Date for the Distribution Date in the month following the month of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit J, the Trustee shall release the related Mortgage File to such Seller and shall execute and deliver at such Seller's request such instruments of transfer or assignment prepared by such Seller, in each case without recourse, as shall be necessary to vest in such Seller, or a designee, the Trustee's interest in any Loan released pursuant hereto.

     The Trustee shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the possession of the Servicer from time to time.

     It is understood and agreed that the obligation of the appropriate Seller to substitute for or to purchase any Loan which does not meet the requirements of Section 2.01 above shall constitute the sole and exclusive remedy respecting such defect available to the Trustee, the Depositor and any Certificateholder against any Seller.

     SECTION 2.03. Representations, Warranties and Covenants of the Sellers and
                   the Servicer.

     (a) (i) Equity One-Delaware, Equity One-Florida, Equity One-Minnesota, Equity One-New Hampshire, Equity One-New York, Equity One-Pennsylvania, Equity One-North Carolina and Equity One-West Virginia, in their capacities as Sellers, hereby make the representations and warranties set forth in Schedules IIA through IIH respectively, and by this reference incorporated herein, to the Depositor, the Insurer and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date; and

          (ii) The Servicer hereby makes the representations and warranties set forth in Schedule IIX, and by this reference incorporated herein, to the Depositor, the Insurer and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-Off Date.

     (b) Equity One-Delaware, Equity One-Florida, Equity One-Minnesota, Equity One-New Hampshire, Equity One-New York, Equity One-Pennsylvania, Equity One-North Carolina and Equity One-West Virginia, in their capacities as Sellers, hereby make the representations and warranties set forth in Schedules IIIA through IIIH respectively, and by this reference incorporated herein, to the Depositor, the Insurer and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date.

     (c) Upon discovery by any of the parties hereto or the Insurer of a breach of a representation or warranty made pursuant to Section 2.03(b) that materially and adversely affects the interests of the Certificateholders or the Insurer in any Loan, the party discovering such breach shall give prompt notice thereof to the other parties. Each Seller, for itself and not jointly and severally for all other Sellers, hereby covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made pursuant to Section 2.03(b) which materially and adversely affects the interests of the Certificateholders or the Insurer in any Loan listed on the Loan Schedule that pertains to such Seller, such Seller shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Loan (a "Deleted Loan") from the Trust Fund and substitute in its place a Substitute Loan, in the manner and subject to the conditions set forth in this Section or (ii) repurchase the affected Loan or Loans from the Trustee at the Purchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof, if any, and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit J and the Mortgage File for any such Substitute Loan. Notwithstanding the preceding sentence, any Loan that does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code shall be subject to substitution or repurchase as provided in Section 2.05(b) of this Agreement. The appropriate Seller shall promptly reimburse the Servicer and the Trustee for any expenses reasonably incurred by the Servicer or the Trustee in respect of enforcing the remedies for such breach. With respect to the representations and warranties described in this Section which are made to the best of a Seller's knowledge, if it is discovered by either the Depositor, the appropriate Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Loan or the interests of the Certificateholders or the Insurer therein, notwithstanding such Seller's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach by such Seller of the applicable representation or warranty.

     With respect to any Substitute Loan or Loans, such Seller shall deliver to the Trustee for the benefit of the Certificateholders and the Insurer the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Substitute Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the appropriate Seller on the next succeeding Distribution Date. For the month of substitution, distributions to the relevant Class will include the monthly payment due on any Deleted Loan from the Applicable Group for such month and thereafter the appropriate Seller shall be entitled to retain all amounts received in respect of such Deleted Loan. The Servicer shall amend the Loan Schedule for the benefit of the Certificateholders and the Insurer to reflect the removal of such Deleted Loan and the substitution of the Substitute Loan or Loans and the Servicer shall deliver the amended Loan Schedule to the Trustee. Upon such substitution, the Substitute Loan or Loans shall be subject to the terms of this Agreement in all respects, and the appropriate Seller shall be deemed to have made with respect to such Substitute Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b). Upon any such substitution and the deposit to the Certificate Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release the Mortgage File held for the benefit of the Certificateholders and the Insurer relating to such Deleted Loan to the appropriate Seller and shall execute and deliver at the appropriate Seller's direction such instruments of transfer or assignment prepared by such Seller, in each case without recourse, as shall be necessary to vest title in such Seller, or its designee, with respect to the Trustee's interest in any Deleted Loan substituted for pursuant to this Section 2.03.

     For any month in which the appropriate Seller substitutes one or more Substitute Loans for one or more Deleted Loans, the Servicer will determine the amount (if any) by which the aggregate Stated Principal Balance of all such Substitute Loans is less than the aggregate Stated Principal Balance of all such Deleted Loans (such Stated Principal Balances to be measured as of the respective Due Dates in the month of substitution). The amount of such shortage (the "Substitution Adjustment Amount") plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Loans shall be deposited in the Certificate Account by such Seller on or before the Distribution Account Deposit Date for the Distribution Date in the month succeeding the calendar month during which the related Loan became required to be purchased or replaced hereunder.

     In the event that the appropriate Seller shall have repurchased a Loan, the Purchase Price therefor shall be deposited in the Certificate Account pursuant to Section 3.05 on or before the Distribution Account Deposit Date for the Distribution Date in the month following the month during which such Seller became obligated hereunder to repurchase or replace such Loan and upon such deposit of the Purchase Price, the delivery of the Opinion of Counsel required by Section 2.05 and receipt of a Request for Release in the form of Exhibit J, the Trustee shall release the related Mortgage File held for the benefit of the Certificateholders and the Insurer to such Seller, and the Trustee shall execute and deliver at such Seller's direction such instruments of transfer or assignment prepared by such Seller, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Seller to cure, repurchase or replace any Loan as to which a breach of a representation or warranty has occurred and is continuing shall constitute the sole and exclusive remedy against such Sellers respecting such breach of a representation and warranty available to Certificateholders, the Depositor or the Trustee on their behalf.

     The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders and the Insurer.

     Section 2.03A. Additional Obligations of Equity One-Delaware.

     (a) In addition to the representations and warranties made by Equity One-Delaware in its capacity as a Seller, as described in Section 2.03 and set forth in Schedules IIA and IIIA, Equity One-Delaware hereby represents and warrants to the Depositor, the Insurer and the Trustee that all of the representations and warranties of the other Sellers described in Section

2.03 and set forth in Schedules IIB through IIH and IIIB through IIIH are true and accurate in all respects.

     (b) Equity One-Delaware hereby covenants that it shall comply with the repurchase and substitution obligations described in Section 2.02 and 2.03 in the event that (i) a breach of any of the representations and warranties set forth in Schedules IIIB through IIIH occurs and (ii) the related Seller defaults on its repurchase and substitution obligations under Sections 2.02 and 2.03.

     SECTION 2.04. Representations and Warranties of the Depositor as to the
                   Loans.

     The Depositor hereby represents and warrants to the Trustee and the Insurer with respect to each Loan that as of the Closing Date, and following the transfer of the Loans to it by the Sellers, the Depositor had good title to the Loans and the Mortgage Notes were subject to no offsets, defenses or counterclaims.

     The Depositor, concurrently with the execution and delivery hereof, hereby irrevocably sells, transfers, assigns, sets over, grants, bargains and otherwise conveys to the Trustee for the benefit of the Certificateholders and the Insurer, without recourse, all of its rights, title and interest with respect to the Loans including, without limitation, the representations and warranties of the Sellers made pursuant to Sections 2.03(a) and 2.03(b) hereof, together with all rights of the Depositor to require any applicable Seller to cure any breach thereof or to repurchase or substitute for any affected Loan in accordance with this Agreement.

     It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee. Upon discovery by the Depositor, the Insurer or the Trustee of a breach of any of the foregoing representations and warranties set forth in this Section 2.04, which breach materially and adversely affects the interest of the Certificateholders or the Insurer, the party discovering such breach shall give prompt written notice to the other parties and to each Rating Agency.

     SECTION 2.05. Delivery of Opinion of Counsel in Connection with
                   Substitutions.

     (a) Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.02 or Section 2.03 shall be made more than 90 days after the Closing Date unless the appropriate Seller delivers to the Trustee and the Insurer an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such substitution will not (i) result in the imposition of the tax on "prohibited transactions" on the Trust Fund or contributions after the Startup Day, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, and/or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     (b) Upon discovery by the Depositor, the appropriate Seller, the Servicer, the Insurer or the Trustee that any Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Trustee shall require the appropriate Seller, at such Seller's option, to either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Substitute Loan for the affected Loan or (ii) repurchase the affected Loan within 90 days of such discovery in the same manner as it would repurchase a Loan for a breach of representation or warranty made pursuant to Section 2.03. The Trustee shall reconvey to such Seller the Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would release a Loan repurchased for breach of a representation or warranty contained in Section 2.03.

     SECTION 2.06. Execution and Delivery of Certificates.

     The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment and in payment therefor, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Certificateholders and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Certificateholders may be adequately and effectively protected.

     SECTION 2.07. REMIC Matters.

     The Preliminary Statement sets forth the designations and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. The "tax matters person" with respect to the Trust Fund shall be the Trustee and the Trustee shall hold the Tax Matters Person Certificate. The Trust Fund's fiscal year shall be the calendar year and, for the purposes of Section 860C of the Code, the taxable income of the REMIC shall be computed under an accrual method of accounting.

     SECTION 2.08. Covenants of the Servicer.

     The Servicer hereby covenants to the Depositor, the Insurer and the Trustee as follows:

     (a) the Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy; and

     (b) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor, the Insurer or the Trustee and prepared by the Servicer pursuant to this Agreement will contain any untrue statement of a material fact or omit to state a material fact necessary to make such information, certificate, statement or report not misleading.


                                   ARTICLE III
                          ADMINISTRATION AND SERVICING
                                    OF LOANS


     SECTION 3.01. Servicer to Service Loans.

     For and on behalf of the Certificateholders and the Insurer, the Servicer shall service and administer the Loans in accordance with the terms of this Agreement and customary and usual standards of practice of prudent mortgage loan servicers. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof, (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Loan; provided that the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund, the Insurer or the Certificateholders in any Loan or the rights and interests of the Depositor, the Insurer, the Trustee and the Certificateholders under this Agreement. The Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Loan, and shall not make or permit any modification, waiver or amendment of any Loan which would cause the Trust Fund to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Servicer to service and administer the Loans to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Servicer.

     SECTION 3.02. Subservicing; Enforcement of the Obligations of Servicers.

     (a) The Servicer may arrange for the subservicing of any Loan by a Subservicer pursuant to a subservicing agreement; provided, however, that such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Loans in a manner consistent with the servicing arrangements contemplated hereunder. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Servicer in servicing the Loans include actions taken or to be taken by a Subservicer on behalf of the Servicer. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee, the Insurer and the Certificateholders for the servicing and administration of the Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Loans. All actions of each Subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer.

     (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Loans that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

     SECTION 3.03. Rights of the Depositor and the Trustee in Respect of the
                   Servicer.

     The Depositor may, but is not obligated to, enforce the obligations of the Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Servicer hereunder; provided that the Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Servicer hereunder or otherwise.

     SECTION 3.04. Trustee to Act as Servicer.

     In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee or its successor shall thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter

(except that the Trustee shall not be (i) liable for losses of the Servicer pursuant to Section 3.09 hereof or any acts or omissions of the predecessor Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Loans hereunder including, but not limited to, repurchases or substitutions of Loans pursuant to Section 2.02 or 2.03 hereof, (iv) responsible for expenses of the Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties of the Servicer hereunder). Any such assumption shall be subject to Section 7.02 hereof. If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee or its successor shall succeed to any rights and obligations of the Servicer under each subservicing agreement.

     The Servicer shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement or substitute subservicing agreement and the Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the substitute subservicing agreement to the assuming party.

     SECTION 3.05. Collection of Loan Payments; Certificate Account;
                   Distribution Account; Spread Account.

     (a) The Servicer shall make reasonable efforts in accordance with the customary and usual standards of practice of prudent mortgage servicers to collect all payments called for under the terms and provisions of the Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Loan and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that the Servicer cannot extend the maturity of any such Loan past the date on which the final payment is due on the latest maturing Loan as of the Cut-off Date. In the event of any such arrangement, the Servicer shall make Advances on the related Loan in accordance with the provisions of Section 4.01 during the scheduled period in accordance with the amortization schedule of such Loan without modification thereof by reason of such arrangements. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

     (b) The Servicer shall establish and maintain a Certificate Account into which the Servicer shall deposit or cause to be deposited within one Business Day of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

     (i) all payments on account of principal on the Loans, including Principal Prepayments;

     (ii) all payments on account of interest on the Loans, net of the related Servicing Fee;

     (iii) all Insurance Proceeds and Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures;

     (iv)   any amount required to be deposited by the Servicer pursuant to
Section 3.05(d) in connection with any losses on Permitted Investments;

     (v)    any amounts required to be deposited by the Servicer pursuant to
Section 3.09(c) and, in respect of net monthly rental income from REO Property, pursuant to Section 3.11 hereof;

     (vi)   all Substitution Adjustment Amounts;

     (vii)  all Advances made by the Servicer pursuant to Section 4.01; and

     (viii) any other amounts required to be deposited hereunder.

     The foregoing requirements for remittance by the Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment penalties, late payment charges or assumption fees, if collected, need not be remitted by the Servicer. In the event that the Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the Certificate Account to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee or such other institution maintaining the Certificate Account which describes the amounts deposited in error in the Certificate Account. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Certificate Account shall be held in trust for the Certificateholders and the Insurer until withdrawn in accordance with
Section 3.08.

     (c) The Trustee shall establish and maintain, on behalf of the Certificateholders and the Insurer, the Distribution Account. The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

     (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.08(a)(ix); and

     (ii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

     In the event that the Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee uninvested in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Servicer.

     (d) Each institution at which the Certificate Account and the Spread Account is maintained shall invest the funds therein as directed in writing by the Servicer in Permitted Investments, which shall mature not later than, in the case of the Certificate Account, the second Business Day preceding each Distribution Account Deposit Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than the Business Day next preceding such Distribution Account Deposit Date) and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders and the Insurer. So long as no Event of Default shall have occurred and be continuing, all income and gain net of any losses realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Servicer as servicing compensation and shall be remitted to it monthly as provided herein. All income and gain net of any losses realized from Permitted Investments made with funds on deposit in the Spread Account and, if an Event of Default shall have occurred and be continuing, from all other Permitted Investments shall be deposited into the Spread Account. The amount of any realized losses in the Certificate Account or the Spread Account incurred in any such account in respect of any such investments shall promptly be deposited by the Servicer in the Certificate Account or remitted to the Trustee for deposit into the Spread Account, as applicable. The Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or Spread Account and made in accordance with this Section 3.05.

     (e) The Servicer shall give notice to the Trustee, the Insurer, each Seller, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account prior to any change thereof. The Trustee shall give notice to the Servicer, each Seller, each Rating Agency and the Depositor of any proposed change of the location of the Distribution Account prior to any change thereof.

     (f) Amounts on deposit in the Spread Account may be invested in Permitted Investments which shall mature no later than the Business Day immediately preceding the next Distribution Date; provided, however, that amounts on deposit in the Spread Account may mature at a later date than that set forth above, upon receipt by the Trustee of the Insurer's consent and confirmation in writing from each Rating Agency that such investment's maturity shall not result in a downgrade of the Class A Certificates.

     SECTION 3.06. Payment of Taxes, Assessments, Hazard Insurance Premiums and
                   Similar Items; Escrow Accounts.

     (a) The Servicer shall require Mortgagors to pay all taxes, assessments, hazard insurance premiums, flood insurance premiums, condominium association dues or comparable items for the account of the Mortgagors. To the extent required by the Seller at the time the related Loan was originated and not violative of current law, the Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Servicer) for the payment of taxes, assessments, hazard insurance premiums, condominium association dues or comparable items for the account of the Mortgagors. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law or if the Seller of the related Loan did not require the establishment of an Escrow Account at the time the Loan was originated.

     Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium association dues, or comparable items, to reimburse the Servicer out of related collections for any payments made pursuant to Sections 3.01 hereof (with respect to taxes and assessments and insurance premiums) and 3.09 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.01 hereof. The Escrow Accounts shall not be a part of the Trust Fund.

     (b) The Servicer shall advance any payments referred to in Section 3.06(a) that are not timely paid by the Mortgagors on the date when the tax, premium or other cost for which such payment is intended is due, but the Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Servicer, are required to be made to protect the lien of the Mortgage and will be recoverable by the Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise. The amount of any such advances made by the Servicer for the purpose of maintaining any hazard or flood insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the related Loan, notwithstanding that the terms of the Loan so permit. Any advance made by the Servicer pursuant to this Section 3.06 shall be recoverable as a Servicing Advance to the extent permitted by Section 3.08.

     SECTION 3.07. Access to Certain Documentation and Information Regarding the
                   Loans.

     The Servicer shall afford the Depositor, the Insurer, the Trustee and each Rating Agency reasonable access to all records and documentation regarding the Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer.

     Upon reasonable advance notice in writing, the Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

     SECTION 3.08. Permitted Withdrawals from the Certificate Account and
                   Distribution Account.

     (a) The Servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

          (i) to pay to the Servicer (to the extent not previously retained by the Servicer) the servicing compensation to which it is entitled pursuant to Section 3.14, and, subject to Section 3.05(d), to pay to the Servicer, as additional servicing compensation, or to the Spread Account, as the case may be, earnings on or investment income with respect to funds in or credited to the Certificate Account;

          (ii) to reimburse the Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Loan(s) in respect of which any such Advance was made;

          (iii) to reimburse the Servicer for any Nonrecoverable Advance previously made;

          (iv) to reimburse the Servicer for Insured Expenses from the related Insurance Proceeds;

          (v) to reimburse the Servicer for (a) unreimbursed Servicing Advances, the Servicer's right to reimbursement pursuant to this clause
     (a) with respect to any Loan being limited to amounts received on such Loan(s) which represent late recoveries of the payments for which such Servicing Advances were made pursuant to Section 3.01 or Section 3.06 and
     (b) for unpaid Servicing Fees as provided in Section 3.11 hereof;

          (vi) to pay to the purchaser, with respect to each Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.11, all amounts received thereon after the date of such purchase;

          (vii) to reimburse the Sellers, the Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 6.03 hereof;

          (viii) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein;

          (ix) on or prior to the Distribution Account Deposit Date, to withdraw an amount equal to the Available Funds for both the Class A-1 Certificates and the Class A-2 Certificates for such Distribution Date and remit such amount to the Trustee for deposit in the Distribution Account; and

          (x) to clear and terminate the Certificate Account upon termination of this Agreement pursuant to Section 9.01 hereof.

     The Servicer shall keep and maintain separate accounting, on a Loan by Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to such subclauses (i), (ii), (iv), (v) and (vi). Prior to making any withdrawal from the Certificate Account pursuant to subclause (iii), the Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Loans(s), and their respective portions of such Nonrecoverable Advance.

     (b) The Trustee shall withdraw funds from the Distribution Account for distributions to Certificateholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to the last paragraph of Section 8.11). In addition, the Trustee may from time to time make withdrawals from the Distribution Account for the following purposes:

          (i) to pay to itself the Trustee Fee and certain expenses for the related Distribution Date;

          (ii) to withdraw and return to the Servicer any amount deposited in the Distribution Account and not required to be deposited therein; and

          (iii) to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 9.01 hereof.

          SECTION 3.09. Maintenance of Hazard Insurance; Maintenance of Primary
                        Insurance Policies.

     (a) The Servicer shall require Mortgagors to maintain, for each Loan, hazard insurance with extended coverage (i) in the case of a Loan secured by a Mortgage creating a first lien on the related Mortgaged Property, in an amount that is at least equal to the original principal balance of such Loan or the maximum insurable value of the improvements on such Mortgaged Property, whichever is less, and (ii) in the case of a Second Lien Loan, in an amount equal to the lesser of the combined principal balance of such Second Lien Loan and the related first lien mortgage loan or the maximum insurable value of the improvements on the related Mortgaged Property. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. Any amounts collected by the Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the improvements on the related Mortgaged Property or amounts released to the Mortgagor in accordance with the Servicer's normal servicing procedures) shall be deposited in the Certificate Account. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Servicer shall require the related Mortgagor to maintain flood insurance with respect to such Loan. Such flood insurance shall be in an amount equal to the original principal balance of the related Loan.

     (b) The Servicer shall not be required to have Mortgagors maintain any Primary Mortgage Insurance Policy with respect to any Loan, but may do so as allowed by law, and shall allow the cancellation of any such Primary Mortgage Insurance Policy as required by law. The Servicer shall not take any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. If any Mortgagor fails to pay the premiums for its Primary Mortgage Insurance Policy, if any, the Servicer may, but shall not be required to, pay such premiums. Any payment made by the Servicer pursuant to this Section 3.09(b) shall be recoverable as a Servicing Advance to the extent permitted by Section 3.08.

     (c) In connection with its activities as Servicer of the Loans, the Servicer agrees to present on behalf of itself, the Trustee, the Insurer and Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Loans. Any amounts collected by the Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Certificate Account.

     SECTION 3.10. Enforcement of Due-on-Sale Clauses; Assumption Agreements.

     (a) When any property subject to a Mortgage has been conveyed by the Mortgagor, the Servicer, to the extent that it has knowledge of such conveyance, may, at its discretion, but is not required to, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. The Servicer is authorized, subject to Section 3.10(b), to take or enter into an assumption and modification agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.10(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

     (b) In any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.

     SECTION 3.11. Realization Upon Defaulted Loans; Repurchase of Certain
                   Loans.

     The Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and meet the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Certificate Account). The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the liquidation proceeds with respect to the related Mortgaged Property, as provided in the definition of Liquidation Proceeds. If the Servicer has knowledge that a Mortgaged Property which the Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a one mile radius of any site with environmental or hazardous waste risks known to the Servicer, the Servicer will, prior to acquiring the Mortgaged Property, (i) consider such risks and only take action in accordance with its established environmental review procedures and (ii) consult with the Insurer and obtain the Insurer's consent to such action.

     With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity thereunder. In order to facilitate sales of REO Properties by the Servicer, upon the Servicer's request, the Trustee shall promptly provide the Servicer with appropriate limited durable powers of attorney or such other documentation as may reasonably be required by the Servicer or purchasers of REO Properties to consummate such sales. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property. The Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly income, if any, from such REO Property shall be deposited in the Certificate Account no later than the close of business on each Determination Date. The Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and delivering the same to the Trustee for filing.

     In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Loan, the Servicer shall dispose of such Mortgaged Property prior to three years after its acquisition by the Trust Fund unless the Trustee shall have been supplied with an Opinion of Counsel (which Opinion of Counsel shall not be at the expense of the Trustee) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of the REMIC hereunder as defined in section 860F of the Code or cause the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or
(ii) subject the REMIC to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

     The decision of the Servicer to foreclose on a defaulted Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding.

     The proceeds from any liquidation of a Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees related to such Liquidated Loan; second, to reimburse the Servicer for any unreimbursed Advances; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Loan or related REO Property, at the Adjusted Net Mortgage Rate to the Due Date occurring in the calendar month preceding the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Loan will be retained by the Servicer as additional servicing compensation pursuant to Section 3.14.

     The Servicer, in its sole discretion, shall have the right to purchase for its own account or for resale as set forth herein from the Trust Fund any Loan which is 91 days or more delinquent at a price equal to the Purchase Price. The Purchase Price for any Loan purchased hereunder shall be deposited in the Certificate Account and the Trustee, upon receipt of a Request for Release from the Servicer substantially in the form of Exhibit J, shall release or cause to be released to the Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Loan, in each case without recourse, as shall be necessary to vest in the Servicer any Loan released pursuant hereto and the Servicer shall succeed to all the Trustee's right, title and interest in and to such Loan and all security and documents related thereto. Such assignment shall be a sale and assignment outright and not for security. The Servicer shall thereupon own such Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

     SECTION 3.12. Trustee to Cooperate; Release of Mortgage Files.

     Upon the payment in full of any Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee by delivering, or causing to be delivered, a Request for Release substantially in the form of Exhibit J. Upon receipt of such request, the Trustee shall promptly release the related Mortgage File to the Servicer, and the Trustee shall at the Servicer's direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Servicer. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee shall, upon delivery to the Trustee of a Request for Release substantially in the form of Exhibit J signed by a Servicing Officer, release the Mortgage File to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee when the need therefor by the Servicer no longer exists, unless the Loan is liquidated and the proceeds thereof are deposited in the Certificate Account, in which case the Servicer shall deliver to the Trustee a Request for Release substantially in the form of Exhibit J, signed by a Servicing Officer.

     If the Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

     SECTION 3.13. Documents Records and Funds in Possession of Servicer to be
                   Held for the Trustee.

     Notwithstanding any other provisions of this Agreement, the Servicer shall transmit to the Trustee as required by this Agreement all documents and instruments in respect of a Loan coming into the possession of the Servicer from time to time and shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Loan. All Mortgage

Files and funds collected or held by, or under the control of, the Servicer in respect of any Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Certificate Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Certificate Account, Distribution Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders or the Insurer, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

     SECTION 3.14. Servicing Compensation.

     As compensation for its activities hereunder, the Servicer shall be entitled to retain or withdraw from the Certificate Account an amount equal to the Servicing Fee for each Loan, provided that the aggregate Servicing Fee for Loans in a particular Group with respect to any Distribution Date shall be reduced (i) by an amount equal to the aggregate of the Prepayment Interest Shortfalls relating to such Group, if any, with respect to such Distribution Date, up to the full amount of the aggregate Servicing Fee for Loans in such Group, and (ii) with respect to the first Distribution Date, an amount equal to any amount relating to such Group to be deposited into the Distribution Account by the Depositor pursuant to Section 2.01(a) and not so deposited. Notwithstanding the preceding sentence, the Servicer shall, on each Distribution Date after the Call Option Date, reduce its Servicing Fee for each of the Group I Loans to the extent necessary to maintain the Weighted Average Adjusted Net Mortgage Rate of the Loans in such Group at a rate no less than 7.20%. Notwithstanding the second preceding sentence, the Servicer shall, on each Distribution Date, reduce its Servicing Fee for each of the Group II Loans to the extent necessary to maintain the Weighted Average Adjusted Net Mortgage Rate of the Loans in such Group at a rate no less than: (i) on or prior to the Call Option Date for so long as Equity One, Inc. is the Servicer, 6.98% and (ii) after the Call Option Date, 7.48%.

     Additional servicing compensation in the form of Excess Proceeds, Prepayment Interest Excess, prepayment penalties, assumption fees, late payment charges and all income and gain net of any losses realized from Permitted Investments made with funds on deposit in the Certificate Account shall be retained by the Servicer to the extent not required to be deposited in the Certificate Account pursuant to Section 3.05 hereof. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

     SECTION 3.15. Access to Certain Documentation.

     The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising certain Certificateholders and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Servicer. Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

     SECTION 3.16. Annual Statement as to Compliance.

     The Servicer shall deliver to the Depositor, the Insurer and the Trustee on or before 120 days after the end of the Servicer's fiscal year, commencing with its 1999 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Servicer during the preceding fiscal year and of the performance of the Servicer under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Trustee shall forward a copy of each such statement to each Rating Agency and to the Insurer.

     SECTION 3.17. Annual Independent Public Accountants' Servicing Statement;
                   Financial Statements.

     On or before 120 days after the end of the Servicer's fiscal year, commencing with its 1999 fiscal year, the Servicer at its expense shall cause a nationally or regionally recognized firm of independent public accountants (who may also render other services to the Servicer, the Seller or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, the Insurer and the Depositor to the effect that such firm has examined certain documents and records relating to the servicing of the Loans under this Agreement and that, on the basis of such examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FNMA and FHLMC, such servicing has been conducted in compliance with this Agreement except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FNMA and FHLMC requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FNMA and FHLMC (rendered within one year of such statement) of independent public accountants with respect to the related Subservicer. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Servicer's expense, provided such statement is delivered by the Servicer to the Trustee.

     SECTION 3.18. Errors and Omissions Insurance; Fidelity Bonds.

     The Servicer shall, for so long as it acts as servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA or FHLMC for persons performing servicing for mortgage loans purchased by FNMA or FHLMC. In the event that any such policy or bond ceases to be in effect, the Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

     SECTION 3.19. Optional Removal of Servicer by the Insurer.

     If any of the following occur, the Insurer shall have the option (but not the obligation), by notice in writing to the Servicer (with a copy to each Rating Agency), to terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder:

          (i) if on three consecutive Distribution Dates, the aggregate outstanding principal balance of Loans more than 60 days contractually delinquent (including Loans in foreclosure and REO Properties) as of the end of the related Interest Accrual Period exceeds (a) prior to the Step-Down Date, 6.00% of the Pool Principal Balance as of the end of the related Interest Accrual Period or (b) on or after the Step-Down Date, 7.50% of the Pool Principal Balance as of the end of the related Interest Accrual Period;

          (ii) if on any Distribution Date, the cumulative Loan Losses over the prior twelve month period exceed 1.00% of the average Pool Principal Balance as of the end of the twelve preceding Interest Accrual Periods; or

          (iii) if on any Distribution Date, the cumulative Loan Losses since the Cut-Off Date exceed 2.50% of the Cut-off Date Pool Principal Balance.

     On and after the receipt by the Servicer of the notice described in this Section, all authority and power of the Servicer hereunder, whether with respect to the Loans or otherwise, shall pass to and be vested in the Trustee, which shall act as servicer in accordance with the duties and obligations described in Sections 7.02 and 7.03.

                                  ARTICLE IIIA

                             SPREAD ACCOUNT; POLICY

     SECTION 3A.01 Establishment of Spread Account; Deposits in Spread Account;
                   Permitted Withdrawals from Spread Account.

     (a) No later than the Closing Date, the Trustee will establish and maintain for the benefit of the Certificateholders and the Insurer an Eligible Account titled "Spread Account, The Chase Manhattan Bank, as trustee for the registered holders of Equity One ABS, Inc. Mortgage Pass-Through Certificates, Series 1998-1." The Spread Account will be initially funded by a deposit in the amount of $312,576. The Spread Account shall be treated as a "qualified reserve fund" under applicable Treasury regulations. Except as set forth in clause (d) of this
Section 3A.01, the Trustee shall, promptly upon receipt, deposit into the Spread Account and retain therein:

          (i) on each Distribution Date, the Class A-1 Monthly Spread Account Deposit Amount transferred by the Trustee pursuant to Section 4.02(a)(viii) and the Class A-2 Monthly Spread Account Deposit Amount transferred by the Trustee pursuant to Section 4.02(b)(viii); and

          (ii) upon receipt, amounts required to be deposited or to be paid by the Servicer pursuant to Section 3.05(d) and (f) in connection with losses and gains on investments of amounts in the Spread Account.

     (b) Amounts on deposit in the Spread Account shall be withdrawn on each Distribution Date by the Trustee in the following order of priority:

          (i) to deposit in the Distribution Account, an amount equal to the lesser of (A) the excess of (1) the sum of the Remittance Amounts for the Class A-1 and Class A-2 Certificates for such Distribution Date over (2) the sum of the Net Available Funds for the Class A-1 and the Class A-2 Certificates for such Distribution Date or (B) all remaining amounts in the Spread Account (any such amount, the "Spread Account Draw"); and

          (ii) to the extent that the amount on deposit in the Spread Account exceeds the Specified Spread Account Requirement as of such Distribution Date (such excess, a "Spread Account Excess"), an amount equal to such Spread Account Excess shall be distributed to the Class R
     Certificateholders.

     (c) The Trustee shall also be entitled to take the following actions with respect to the Spread Account:

          (i) invest amounts on deposit in the Spread Account in Eligible Investments pursuant to Section 3.05(f);

          (ii) withdraw any amount not required to be deposited in the Spread Account or deposited therein in error at any time; and

          (iii) clear and terminate the Spread Account upon the termination of this Agreement and, upon such termination, to distribute the balance, if any, to the Class R Certificateholders.

     (d) On the Distribution Date on which all remaining principal as well as any other amounts due have been paid to the Class A Certificateholders, including the Insurer as subrogee of the Class A Certificateholders, and all I&I Payments have been paid to the Insurer, the Trustee, after making any withdrawals from the Spread Account required pursuant to Section 3A.01(b) or
(c), shall:

          (i) clear and terminate the Spread Account, liquidate any investments therein and distribute any uninvested funds therein or the proceeds of such liquidation to the Class R Certificateholders; and

          (ii) distribute future receipts of the Spread Account Deposit Amount to the Class R Certificateholders.

     (e) The Spread Account may be terminated at any time with the prior written approval of the Insurer and the Rating Agencies and written confirmation that such termination will not result in a downgrade of the Class A Certificates without taking the Policy into account.

     SECTION 3A.02 Policy.

     (a) As soon as possible, and in no event later than 12:00 p.m. New York City time on the second Business Day immediately preceding the Distribution Date, the Trustee shall furnish the Insurer and the Servicer with a completed notice in the form set forth as Exhibit A to the Endorsement to the Policy (the "Notice") in the event that, with respect to either the Class A-1 Certificates or the Class A-2 Certificates, the sum of the related Net Available Funds, the related Cross-Collateralization Amount and the related Spread Account Draw is insufficient to pay the Remittance Amount for such Class on such Distribution Date. The Notice shall specify the Insured Amount required and shall constitute a claim for an Insured Amount pursuant to the Policy. Upon receipt of Insured Amounts on behalf of the Class A Certificateholders under the Policy, the Trustee shall deposit such Insured Amounts in the Distribution Account and shall distribute such Insured Amounts pursuant to Section 4.02.

     (b) The Trustee shall receive, as attorney-in-fact of each Holder of a Class A Certificate, any Insured Amount from the Insurer and disburse the same to each Holder of a Class A Certificate in accordance with the provisions of
Section 4.02. Insured Amounts
disbursed by the Trustee from proceeds of the Policy shall not be considered payment by the Trust nor shall such payments discharge the obligation of the Trust with respect to the related Class of Class A Certificates, and the related Class Certificate Balance shall be deemed not reduced for such purposes and the Insurer shall become the owner of such unpaid amounts due from the Trust in respect of such Class of Class A Certificates. The Trustee hereby agrees on behalf of each Holder of a Class A Certificate for the benefit of the Insurer that it recognizes that to the extent the Insurer pays Insured Amounts, either directly or indirectly (as by paying through the Trustee), to the Class A Certificateholders, the Insurer will be subrogated to the rights of such Class A Certificateholders, as applicable, with respect to such Insured Amount, shall be deemed to the extent of the payments so made to be a registered Class A Certificateholder for purposes of payment and shall receive all future related Remittance Amounts until all such Insured Amounts paid by the Insurer have been fully reimbursed, subject to the following paragraph. To evidence such subrogation, the Trustee shall note the Insurer's rights as subrogee on the registration books maintained by the Trustee and on any related Class A Certificates surrendered for payment upon receipt from the Insurer of proof of payment of any Insured Amount. Except as otherwise described herein, the Insurer shall not acquire any voting rights hereunder as a result of such subrogation.

     (c) It is understood and agreed that the intention of the parties is that the Insurer shall not be entitled to reimbursement on any Distribution Date for amounts previously paid by it unless on such Distribution Date the Class of Class A Certificateholders shall also have received the full amount of the related Remittance Amount for such Distribution Date.

     (d) The Trustee shall keep complete and accurate records of the amount of Insured Amounts paid and the Insurer shall have the right to inspect such records at reasonable times upon one Business Day's prior notice to the Trustee.

     (e) The Trustee shall promptly notify the Insurer of any proceeding or the institution of any action seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class A Certificates. Each Holder, by its purchase of Class A Certificates, and the Trustee hereby agree that the Insurer (so long as no Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and
(ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Insurer shall be subrogated to the rights of the Trustee and each such Holder in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any order issued in connection with any such Preference Claim. Insured Amounts paid by the Insurer to the Trustee shall be received by the Trustee, as agent to the Certificateholders. The Trustee is not permitted to make a claim on the Trust or on any Certificateholder for payments made to Certificateholders under the Policy which are characterized as preference payments by any federal bankruptcy court having jurisdiction over any bankrupt Mortgagor unless ordered to do so by such bankruptcy court.

                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICER


     SECTION 4.01. Advances.

     The Servicer shall determine on or before each Servicer Advance Date whether it is required to make an Advance pursuant to the definition thereof. If the Servicer determines it is required to make an Advance, it shall, on or before the Servicer Advance Date, either (i) deposit into the Certificate Account an amount equal to the Advance or (ii) make an appropriate entry in its records relating to the Certificate Account that any Amount Held for Future Distribution has been used by the Servicer in discharge of its obligation to make any such Advance. Any funds so applied shall be replaced by the Servicer by deposit in the Certificate Account no later than the close of business on the next Servicer Advance Date. The Servicer shall be entitled to be reimbursed from the Certificate Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.08. The obligation to make Advances with respect to any Loan shall continue if such Loan has been foreclosed or otherwise terminated and the Mortgaged Property has not been liquidated.

     SECTION 4.02. Priorities of Distribution.

     (a) On each Distribution Date, the Trustee shall distribute the following amounts from Class A-1 Distributable Funds, to the extent available, to the parties and in the priorities indicated:

          (i) first, to the Insurer, the portion of the Insurer's Monthly Premium based upon the Class Certificate Balance of the Class A-1 Certificates;

          (ii) second, to the Trustee, the portion of the Trustee Fee based upon the Group Principal Balance of the Group I Loans, except to the extent previously paid by withdrawals under Section 3.08;

          (iii) third, to the Servicer, an amount equal to the sum of (i) the aggregate Servicing Fee relating to the Group I Loans, except to the extent previously paid by withdrawals under Section 3.08, and (ii) any other amounts expended by the Servicer in connection with Group I Loans and reimbursable thereto under this Agreement but not previously reimbursed;

          (iv) fourth, to the Class A-1 Certificates, the related Interest Distribution Amount;

          (v) fifth, to the Class A-1, Certificates, an amount equal to the lesser of (A) the Certificate Formula Principal Amount for the Class A-1 Certificates or (B) the amount necessary to reduce the Class Certificate Balance of the Class A-1 Certificates to zero;

          (vi) sixth, to the Class A-2 Certificates to fund any Class A-2 Available Funds Shortfall;

          (vii) seventh, to the Insurer, any I&I Payments then due and owing, except to the extent paid pursuant to clause (b)(vii) below; and

          (viii) eighth, for deposit into the Spread Account, the Class A-1 Monthly Spread Account Deposit Amount.

     (b) On each Distribution Date, the Trustee shall distribute the following amounts from Class A-2 Distributable Funds, to the extent available, to the parties and in the priorities indicated:

          (i) first, to the Insurer, the portion of the Insurer's Monthly Premium based upon the Class Certificate Balance of the Class A-2 Certificates;

          (ii) second, to the Trustee, the portion of the Trustee Fee based upon the Group Principal Balance of the Group II Loans, except to the extent previously paid by withdrawals under Section 3.08;

          (iii) third, to the Servicer, an amount equal to the sum of (i) the aggregate Servicing Fee relating to the Group II Loans, except to the extent previously paid by withdrawals under Section 3.08, and (ii) any other amounts expended by the Servicer in connection with Group II Loans and reimbursable thereto under this Agreement but not previously reimbursed;

          (iv) fourth, to the Class A-2 Certificates, the related Interest Distribution Amount;

          (v) fifth, to the Class A-2, Certificates, an amount equal to the lesser of (A) the Certificate Formula Principal Amount for the Class A-2 Certificates or (B) the amount necessary to reduce the Class Certificate Balance of the Class A-2 Certificates to zero;

          (vi) sixth, to the Class A-1 Certificates to fund any Class A-1 Available Funds Shortfall;

          (vii) seventh, to the Insurer, any I&I Payments then due and owing, except to the extent paid pursuant to clause (a)(vii) above; and

          (viii) eighth, for deposit into the Spread Account, the Class A-2 Monthly Spread Account Deposit Amount.

     (c) On each Distribution Date, following all distributions made pursuant to clauses (a) and (b) above, the Trustee shall distribute the Spread Account Excess, if any, to the Class R Certificateholders.

     (d) On each Distribution Date, the amount referred to in clause (i) of the definition of Interest Distribution Amount for each Class of Certificates for such Distribution Date shall be reduced by the amount of (i) Net Prepayment Interest Shortfalls on Loans in the Applicable Group and (ii) Relief Act Reductions on Loans in the Applicable Group incurred during the calendar month preceding the month of such Distribution Date.

     (e) If on any Distribution Date a Spread Account Draw is made by both the Class A-1 and Class A-2 Certificates and the amount of funds on deposit in the Spread Account is insufficient to cover both Spread Account Draws, funds on deposit in the Spread Account shall be distributed to each Class on a pro rata basis in proportion to the respective amounts of the Spread Account Draw for each such Class.

     SECTION 4.03. Monthly Statements to Certificateholders.

     (a) Not later than each Distribution Date, the Trustee shall prepare and cause to be forwarded by first class mail to each Certificateholder, the Insurer, the Servicer, the Depositor and each Rating Agency a statement setting forth with respect to the related distribution:

          (i) with respect to each Group, the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

          (ii) the amount thereof allocable to interest, any Class Unpaid Interest Amount included in such distribution and any remaining Class Unpaid Interest Amount after giving effect to such distribution;

          (iii) if the distribution to the Holders of a Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

          (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

          (v) the Pool Principal Balance and the Group Principal Balances for the following Distribution Date;

          (vi) with respect to each Group, the amount of the Servicing Fee paid to or retained by the Servicer with respect to such Distribution Date;

          (vii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

          (viii) with respect to each Group, the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances outstanding as of the close of business on such Distribution Date;

          (ix) with respect to each Group, the number and aggregate principal amounts of Loans (A) delinquent (exclusive of Loans in foreclosure) (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days and
     (B) in foreclosure and delinquent (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the Prepayment Period preceding such Distribution Date;

          (x) with respect to each Group and with respect to any Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Loan as of the close of business on the last day of the Prepayment Period preceding such Distribution Date and the date of acquisition thereof;

          (xi) with respect to each Group, the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the last day of the Prepayment Period preceding such Distribution Date;

          (xii)  with respect to each Group, the Cross-Collateralization Amount;

          (xiii) with respect to each Group, the Spread Account Draw;

          (xiv) the Class A-1 and Class A-2 Monthly Spread Account Deposit Amounts, the percentage of the Class A-1 and Class A-2 Spread Account Deposit Amounts used to determine such Class A-1 and Class A-2 Monthly Spread Account Deposit Amounts, the Class A-1 and Class A-2 Spread Account Deposit Amounts, the Spread Account Excess and the allocation of such Spread Account Excess to Class R Certificateholders pursuant to Section 3A.01;

          (xv) the amount on deposit in the Spread Account after the Distribution Date;

          (xvi)  the Specified Spread Account Requirement; and

          (xvii) the amount equal to the sum of the Stated Principal Balances of the three Loans in the Mortgage Pool with the largest individual Stated Principal Balances.

     (b) The Trustee's responsibility for disbursing the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information provided by the Servicer. On or before the third Business Day following the end of each Prepayment Period, the Servicer shall deliver to the Trustee a report, in a form acceptable to the Trustee, containing all of the necessary information for the Trustee to complete items (i), (v), (vi),
(viii)-(xi) and (xvii) of the statement described in (a) above. The Trustee shall be responsible for obtaining the necessary information to complete items
(ii), (iii), (iv), (vii) and (xii)-(xvi) of the statement described in (a) above.

     (c) Within a reasonable period of time after the end of each calendar year, but in no case later than the time prescribed by the Code and applicable Treasury regulations, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and (a)(vii) of this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

     SECTION 4.04. Bloomberg Reporting.

     On each Distribution Date, the Servicer shall provide to the Trustee current information of the type set forth in Schedule I hereto presented in a format substantially similar to Exhibit L attached hereto and the Trustee shall then post such information on its internet bulletin board, or otherwise make such information available to Bloomberg L.P.


                                    ARTICLE V

                                THE CERTIFICATES

     SECTION 5.01. The Certificates.

     The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

     Subject to Section 9.02 hereof respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (a) by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) 100% of the Class Certificate Balance of any Class of Certificates or (B) Certificates of any Class with an aggregate principal Denomination of not less than $1,000,000 or (b) by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register.

     The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

     The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

     SECTION 5.02. Certificate Register; Registration of Transfer and Exchange
                   of Certificates.

     (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

     At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in the form of Exhibit G duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

     All Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

     (b) No transfer of a Class R Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws,
(i) the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer, the Certificateholder by delivering a certificate in substantially the form set forth in Exhibit G (the "Transferor Certificate") and the Certificateholder's prospective transferee by delivering a letter in substantially the form of either Exhibit H (the "Investment Letter") or Exhibit I (the "Rule 144A Letter") or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act. The Depositor shall provide to any Holder of a Class R Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Class R Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor, the Sellers and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of an Class R Certificate shall be made unless the Trustee shall have received (i) a representation letter from the transferee substantially in the form of Exhibit H or Exhibit I, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement, nor using the assets of any such plan or arrangement to effect such transfer, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60 or (iii) in the case of any such Class R Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust Fund, addressed to the Trustee to the effect that the purchase or holding of such Class R Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability. Notwithstanding anything else to the contrary herein, any purported transfer of a Class R Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

     To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any Class R Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

     (c) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate must be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

          (ii) No Ownership Interest in a Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Class R Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit F.

          (iii) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class R Certificate and (C) not to Transfer its Ownership Interest in a Class R Certificate or to cause the Transfer of an Ownership Interest in a Class R Certificate to any other
     Person if it has actual knowledge that such Person is not a Permitted Transferee.

          (iv) Any attempted or purported Transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section 5.02(b) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(b), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

          (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Class R Certificate to any Holder who is not a Permitted Transferee.

     The restrictions on Transfers of a Class R Certificate set forth in this
Section 5.02(b) shall cease to apply (and the applicable portions of the legend on a Class R Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Sellers or the Servicer, to the effect that the elimination of such restrictions will not cause the Trust Fund hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Class R Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Class R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class R Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

     (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

     (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Beneficial Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Beneficial Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Beneficial Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Beneficial Owners.

     All transfers by Beneficial Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Beneficial Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Beneficial Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     If (x)(i) the Servicer advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee is unable to locate a qualified successor, (y) the Servicer at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default or the resignation or removal of the Servicer, Beneficial Owners representing at least 51% of the aggregate Certificate Balance of all Book-Entry Certificates together advise the Depository, either directly or through the Depository Participants, in writing (with instructions to notify the Trustee in writing) that the continuation of a book-entry system through the Depository is no longer in the best interests of the Beneficial Owners. Upon the occurrence of any of the events described in the immediately preceding sentence, the Trustee shall notify all Beneficial Owners of the occurrence of any such event and of the availability through the Depository of definitive, fully-registered Certificates (the "Definitive Certificates") to Beneficial Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Servicer, the Depositor nor the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Servicer shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

     SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

     If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Servicer and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section
5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 5.04. Persons Deemed Owners.

     The Servicer, the Trustee and any agent of the Servicer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Servicer, the Trustee nor any agent of the Servicer or the Trustee shall be affected by any notice to the contrary.

     SECTION 5.05. Access to List of Certificateholders' Names and Addresses.

     If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

     SECTION 5.06. Maintenance of Office or Agency.

     The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its Corporate Trust Office for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.


                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

     SECTION 6.01. Respective Liabilities of the Depositor and the Servicer.

     The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

     SECTION 6.02. Merger or Consolidation of the Depositor or the Servicer.

     The Depositor and the Servicer will each keep in full effect their respective existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve their respective qualifications to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Loans and to perform its respective duties under this Agreement.

     Any Person into which the Depositor or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, FNMA or FHLMC and shall be reasonably acceptable to the Insurer.

     SECTION 6.03. Limitation on Liability of the Depositor, the Sellers, the
                   Servicer and Others.

     None of the Depositor, the Sellers, the Servicer or any of the directors, officers, employees or agents of the Depositor, the Sellers or the Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Sellers, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Sellers, the Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Sellers, the Servicer and any director, officer, employee or agent of the Depositor, the Sellers or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Sellers, the Servicer and any director, officer, employee or agent of the Depositor, the Sellers or the Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Loan or Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Sellers or the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Sellers or the Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Sellers and the Servicer shall be entitled to be reimbursed therefor out of the Certificate Account.

     SECTION 6.04. Limitation on Resignation of Servicer.

     The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor servicer acceptable to the Insurer and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates without taking the Policy into account or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination under clause (b) permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer reasonably acceptable to the Insurer shall have assumed the Servicer's responsibilities, duties, liabilities and obligations hereunder.

     SECTION 6.05. Indemnification.

     The Servicer agrees to indemnify and hold the Trustee, the Depositor, the Insurer and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Depositor, the Insurer or any Certificateholder may sustain directly resulting from the negligence or willful misconduct of the Servicer in the performance of its duties hereunder or in the servicing of the Mortgage Loans in compliance with the terms of this Agreement. The Servicer shall not be liable or responsible for any of the representations, covenants, warranties, responsibilities, duties or liabilities of any prior servicer. The Servicer shall immediately notify the Trustee, the Depositor, the Insurer and each Certificateholder if a claim is made by a third party for which any of such parties could require indemnification from the Servicer under this Section 6.05, and the Servicer shall assume (with the consent of the Trustee and the Insurer) the defense of any such claim and advance all expenses in connection therewith, including reasonable counsel fees, and promptly advance funds to pay, discharge and satisfy any non-appealable, final judgment or decree which may be entered against the Servicer, the Trustee, the Depositor, the Insurer and/or the Certificateholder in respect of such claim. Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The indemnity provided for in this Section
6.05 shall survive the termination of the Agreement.


                                   ARTICLE VII

                                     DEFAULT

     SECTION 7.01. Events of Default.

     "Event of Default," wherever used herein, means any one of the following events:

          (i) any failure by the Servicer to deposit in the Certificate Account or remit to the Trustee any payment (other than a payment required to be made under Section 4.01 hereof) required to be made with respect to any Class of Certificates under the terms of this Agreement, which failure shall continue unremedied for five days after the date upon which written notice of such failure shall have been given (a) to the Servicer by the Trustee or the Depositor or (b) to the Servicer, the Depositor and the Trustee by the Insurer or the Holders of Certificates of such Class evidencing not less than 25% of the Voting Rights allocated to such Class;

          (ii) any failure by the Servicer to duly observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, which failure shall continue unremedied for a period of thirty days after the date on which written notice of such failure shall have been given (a) to the Servicer by the Trustee or the Depositor or (b) to the Servicer, the Depositor and the Trustee by the Insurer or the Holders of Certificates of any Class evidencing not less than 25% of the Voting Rights allocated to such Class;

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days;

          (iv) the Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer;

          (v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

          (vi) so long as the Servicer is a Seller, any failure by any Seller to observe or perform in any material respect any of the other covenants or agreements on the part of any Seller contained in this Agreement, which failure shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to such Seller by the Trustee or the Depositor, or to such Seller and the Trustee by the Insurer or the Holders of Certificates of any Class evidencing not less than 25% of the Voting Rights allocated to such Class; or

          (vii) any failure of the Servicer to make any Advance in the manner and at the time required to be made pursuant to Section 4.01 which continues unremedied for a period of one Business Day after the date of such failure.

     If an Event of Default described in clauses (i) to (vi) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee shall, at the direction of the Insurer, or may, or at the direction of the Holders of Certificates of any Class evidencing not less than 25% of the Voting Rights allocated to such Class and with the consent of the Insurer, the Trustee shall by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the

Servicer under this Agreement and in and to the Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vii) hereof shall occur, the Trustee shall, at the direction of the Insurer, by notice in writing to the Servicer and the Depositor, terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On and after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, whether with respect to the Loans or otherwise, shall pass to and be vested in the Trustee. The Trustee shall, subject to Section 3.04 hereof, 4thereupon make any Advance described in clause (vii) hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to Article VIII. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Certificate Account, or thereafter be received with respect to the Loans.

     Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Loan which was due prior to the notice terminating such Servicer's rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which such Servicer would have been entitled pursuant to Sections 3.08(a)(i) through (viii), and any other amounts payable to such Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

     SECTION 7.02. Trustee to Act; Appointment of Successor.

     On and after the time the Servicer receives a notice of termination pursuant to Section 7.01 hereof, the Trustee shall, subject to and to the extent provided in Section 3.04, be the successor to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law including the obligation to make Advances pursuant to Section
4.01. As compensation therefor, the Trustee shall be entitled to all funds relating to the Loans that the Servicer would have been entitled to charge to the Certificate Account or Distribution Account if the Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with Section 7.01 hereof, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 hereof or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the

Certificates by each Rating Agency as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any successor to the Servicer shall be reasonably acceptable to the Insurer and shall be an institution which is a FNMA and FHLMC approved seller/servicer in good standing, which has a net worth of at least $10,000,000, and which is willing to service the Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.03 hereof incurred prior to termination of the Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; and provided further that no such delegation and assignment shall become effective unless each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such delegation and assignment will not be qualified or reduced as a result of such delegation and assignment without taking the Policy into account. Pending appointment of a successor to the Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee permitted the Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

     Any successor to the Servicer as servicer shall give notice to the Mortgagors of such change of servicer.

     SECTION 7.03. Notification to Certificateholders.

     (a) Upon any termination or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders, the Insurer and to each Rating Agency.

     (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                 ARTICLE VIII

                             CONCERNING THE TRUSTEE

     SECTION 8.01. Duties of Trustee.

     The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and remains uncured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument.

     Unless an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge shall have occurred and be continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder.

     The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee, unless it shall be finally proven that the Trustee was negligent in ascertaining the pertinent facts.

     The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement or with the direction of the Insurer or Holders of Certificates evidencing not less than 25% of the Voting Rights of the Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

     Subject to the other provisions of this Agreement and without limiting the generality of this Section 8.01, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof,
(B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust Fund other than from funds available in the Certificate Account or (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties; provided, however, that the provisions of this Section 8.01(iv) shall not apply during any period during which the Trustee is acting in the capacity of servicer.

     Notwithstanding anything contained in this Section 8.01 to the contrary, no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

     SECTION 8.02 Certain Matters Affecting the Trustee.

     Except as otherwise provided in Section 8.01:

          (i) the Trustee (acting as Trustee, Tax Matters Person or as agent of the Tax Matters Person for the REMIC) may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, Opinion of Counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

          (ii) the Trustee (acting as Trustee, Tax Matters Person or as agent of the Tax Matters Person for the REMIC) may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (iv) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Servicer or if paid by the Trustee, shall be repaid by the Servicer upon demand from the Servicer's own funds;

          (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants, custodians or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, accountant, custodian or attorney appointed by the Trustee with due care;

          (vi) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of the Servicer in accordance with the terms of this Agreement;

          (vii) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

          (viii) the Trustee shall not be required to take notice or be deemed to have knowledge of any Event of Default (except an event of nonpayment by the Servicer) until a Responsible Officer of the Trustee shall have received written notice thereof, and in the absence of receipt of such notice, the Trustee may conclusively assume that there is no default or Event of Default;

          (ix) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

          (x) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

          (xi) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

     SECTION 8.03. Trustee Not Liable for Certificates or Loans.

     The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Sellers, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Loan or related document other than with respect to the Trustee's execution and counter-signature of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any of the Certificates or of the proceeds of such Certificates or for the use and application of any funds paid to the Depositor or the Servicer in respect of the Loans or deposited in or withdrawn from the Certificate Account by the Depositor or the Servicer. The Trustee shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder; provided, however, that the foregoing language shall not apply to the Trustee's obligations under this Agreement.

     SECTION 8.04. Trustee May Own Certificates.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates, and may otherwise deal with the parties hereto with the same rights as it would have if it were not the Trustee.

     SECTION 8.05. Trustee's Fees and Expenses.

     The Trustee, as compensation for its activities hereunder, shall be entitled to withdraw from the Distribution Account on each Distribution Date an amount equal to the Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for such Distribution Date. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Servicer and held harmless against any loss, liability or expense (including reasonable attorney's fees) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Certificates or (c) in connection with the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties hereunder and (ii) resulting from any error in any tax or information return prepared by the Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, the Servicer covenants and agrees, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee's negligence, bad faith or willful misconduct, to pay or reimburse the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement with respect to the following: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage such persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Certificate Registrar, Tax Matters Person or Paying Agent hereunder or for any other expenses.

     SECTION 8.06. Eligibility Requirements for Trustee.

     The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 subject to supervision or examination by federal or state authority and with a credit rating which would not cause either of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) without taking the Policy into account. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section
8.07 hereof. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Servicer other than the Trustee in its role as successor to the Servicer.

     SECTION 8.07. Resignation and Removal of Trustee.

     The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Insurer and the Servicer and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section
8.08 meeting the qualifications set forth in Section 8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or the Servicer may remove the Trustee, and shall, within 30 days after such removal, appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee, one copy of which shall be delivered to the Servicer and one copy to the successor trustee.

     The Insurer or the Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by the Insurer or such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor trustee to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 8.08 hereof.

     SECTION 8.08. Successor Trustee.

     Any successor trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

     No successor trustee shall accept appointment as provided in this Section
8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 hereof, is approved in writing by the Insurer and its appointment shall not adversely affect the then current rating of the Certificates.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

     SECTION 8.09. Merger or Consolidation of Trustee.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

     Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i)   to the extent necessary to effectuate the purposes of this
     Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Servicer, shall be conferred or imposed upon and exercised or performed by the

     Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

          (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

          (iv) the Servicer, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Depositor.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 8.11. Tax Matters.

     It is intended that the assets with respect to which any REMIC election is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of the REMIC and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to the REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code; (c) make or cause to be made elections that such assets be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the prepayment assumption described in the Prospectus Supplement; (e) provide information necessary for the computation of tax imposed on the transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a non-Permitted Transferee, or a pass-through entity in which a non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status; (h) pay, from the sources specified in the last paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on the REMIC prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; (j) maintain records relating to the REMIC, including, but not limited to, the income, expenses, assets and liabilities thereof and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent the REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of the REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the REMIC, and otherwise act on behalf of the REMIC in relation to any tax matter or controversy involving it.

     In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten
(10) days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

     In the event that any tax is imposed on "prohibited transactions" of the REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the REMIC as defined in Section 860G(c) of the Code, on any contribution to the REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Servicer, or if such tax arises out of or results from a breach by the Servicer or a Seller of any of their obligations under this Agreement, (iii) the Sellers, if any tax arises out of or results from any Seller's obligation to repurchase a Loan pursuant to Section 2.02 or 2.03 or
(iv) in all other cases, or in the event that the Trustee, the Servicer or a Seller fails to honor its obligations under the preceding clause (i),(ii) or
(iii), such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 3.08(b).

     SECTION 8.12. Periodic Filings.

     The Depositor shall prepare, execute and file all periodic reports required under the Securities Exchange Act of 1934. In connection with the preparation and filing of such periodic reports, the Servicer shall timely provide to the Depositor all material information available to it which is required to be included in such reports and not known to it to be in the possession of the Depositor and such other information as the Depositor reasonably may request from it and otherwise reasonably shall cooperate with the Depositor. The Depositor shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Depositor's inability or failure to obtain any information not resulting from its own negligence or willful misconduct.

     SECTION 8.13. Appointment of Custodians.

     The Trustee may, with the consent of the Servicer, appoint one or more Custodians to hold all or a portion of the Trustee's Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. The Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders and the Insurer. The Trustee shall be liable for the fees of any Custodian appointed hereunder. Each Custodian shall be a depository institution subject to supervision by federal or state authority and shall be qualified to do business in the jurisdiction in which it holds any Trustee's Mortgage File.

     SECTION 8.14. Trustee May Enforce Claims Without Possession of
                   Certificates.

     All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Insurer or the Certificateholders in respect of which such judgment has been recovered.

     SECTION 8.15. Suits for Enforcement.

     In case an Event of Default or other default by the Servicer hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Insurer and the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee, the Insurer or the Certificateholders.


                                   ARTICLE IX

                                   TERMINATION

     SECTION 9.01. Termination upon Liquidation or Purchase of all Loans.

     Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) subject to the last sentence of this Section 9.01, the purchase by the Servicer of all Loans (and REO Properties) remaining in the Trust Fund at a price equal to the sum of (i) 100% of the Stated Principal Balance of each Loan plus accrued and unpaid interest thereon at the applicable Pass-Through Rate and (ii) 100% of the Stated Principal Balance of each Loan related to any REO Property plus accrued and unpaid interest thereon at the applicable Pass-Through Rate or (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof or (ii) the Latest Possible Maturity Date. The right to purchase all Loans and REO Properties pursuant to clause (a) above shall be conditioned upon the Pool Principal Balance, at the time of any such repurchase, aggregating less than or equal to five percent (5%) of the aggregate Cut-off Date Principal Balance of the Loans.

     SECTION 9.02. Final Distribution on the Certificates.

     If on any Determination Date, the Servicer determines that there are no Outstanding Loans and no other funds or assets in the Trust Fund other than the funds in the Certificate Account, the Servicer shall direct the Trustee promptly to send a final distribution notice to each Certificateholder. If the Servicer elects to terminate the Trust Fund pursuant to clause (a) of Section 9.01, at least 20 days prior to the date notice is to be mailed to the affected Certificateholders, the Servicer shall notify the Depositor, the Insurer and the Trustee of the date the Servicer intends to terminate the Trust Fund and of the applicable repurchase price of the Loans and REO Properties.

     Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 10th day and not later than the 15th day of the month next preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Servicer will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

     In the event such notice is given, the Servicer shall cause all funds in the Certificate Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Servicer the Mortgage Files for the Loans.

     Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class, in the order set forth in Section 4.02 hereof, on the final Distribution Date and in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of Class A Certificates, the Certificate Balance thereof plus accrued interest thereon, and (ii) as to the Class R Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

     In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

     SECTION 9.03. Additional Termination Requirements.

     (a) In the event the Servicer exercises its purchase option as provided in
Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Servicer, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" on the REMIC as defined in section 860F of the Code, or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (1) Within 90 days prior to the final Distribution Date set forth in the notice given by the Servicer under Section 9.02, the Servicer shall prepare and the Trustee, at the expense of the Tax Matters Person, shall adopt a plan of complete liquidation within the meaning of section 860F(a)(4) of the Code which, as evidenced by an Opinion of Counsel (which opinion shall not be an expense of the Trustee or the Tax Matters Person), meets the requirements of a qualified liquidation; and

          (2) Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Servicer for cash in accordance with Section 9.01.

     (b) The Trustee as agent for any REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Servicer, and the receipt of the

Opinion of Counsel referred to in Section 9.03(a)(1) and to take such other action in connection therewith as may be reasonably requested by the Servicer.

     (c) By their acceptance of the Certificates, the Holders thereof hereby authorize the Servicer to prepare and the Trustee to adopt and sign a plan of complete liquidation.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

     SECTION 10.01. Amendment.

     This Agreement may be amended from time to time by the Depositor, the Sellers, the Servicer and the Trustee with the consent of the Insurer, but without the consent of any of the Certificateholders, to cure any ambiguity, or to correct or supplement any provisions herein, or to make such other provisions with respect to matters or questions arising under this Agreement as shall not be inconsistent with any other provisions herein; provided that such action shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, however, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Depositor, the Sellers, and the Servicer also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to maintain the qualification of the Trust Fund as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on the REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

     This Agreement may be amended from time to time by the Seller, the Servicer, the Depositor and the Trustee, without the consent of any of the Certificateholders, to provide for termination of the Spread Account as contemplated in Section 3A.01(e).

     This Agreement may also be amended from time to time by the Depositor, the Sellers, the Servicer and the Trustee with the consent of the Insurer and the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding. Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel (which Opinion of Counsel shall not be at the expense of the Trustee or the Trust Fund) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

     Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on the REMIC or the Certificateholders or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders or the Insurer, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder, the Insurer and each Rating Agency.

     It shall not be necessary for the consent of Certificateholders or the Insurer under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund) satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with and (ii) either
(A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or the Insurer or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01.

     SECTION 10.02. Recordation of Agreement; Counterparts.

     This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at its expense, but only upon direction by the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts, taken together, shall constitute one and the same instrument.

     SECTION 10.03. Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 10.04. Intention of Parties.

     It is the express intent of the parties hereto that the conveyance of the Loans by the Sellers to the Depositor pursuant to Article II of this Agreement be, and be construed as, an absolute sale thereof to the Depositor. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Sellers to the Depositor to secure a borrowing by the Sellers from the Depositor. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Sellers or any one of them, or if this Agreement is held or deemed to constitute or have created a loan, lending transaction or an extension of credit by the Depositor to the Sellers or any one of them, then and only then (i) this Agreement shall be deemed, effective as of November 30, 1998, to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance by the Sellers to the Depositor provided for in this Agreement shall be deemed, effective as of November 30, 1998, to be an assignment and a grant by the Sellers to the Depositor, and each of the Sellers does hereby grant and assign to the Depositor, a security interest in, and lien upon, all of the assets that constitute the Mortgage Notes and the Trust Fund, and all of the proceeds thereof, whether now owned or hereafter acquired.

     The Sellers, for the benefit of the Depositor, shall, in connection with the perfection of the security interest described in the preceding paragraph of this Section 10.04, deliver to the Depositor on the Closing Date the financing statements described in Schedule IV. The Sellers shall also arrange for the delivery to the Depositor of any appropriate Uniform Commercial Code continuation statements as may be necessary or appropriate to continue the perfection of the security interest of the Depositor in the Mortgage Notes and the Trust Fund, and all of the proceeds thereof, whether now owned or hereafter acquired. The Sellers, for the benefit of the Depositor, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement is held or deemed to constitute or have created a loan, lending transaction or an extension of credit by the Depositor to the Sellers or any one of them, then and only then
(i) this Agreement shall be deemed, effective as of November 30, 1998, to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance by the Sellers to the Depositor provided for in this Agreement shall be deemed, effective as of November 30, 1998, to be an assignment and a grant by the Sellers to the Depositor, and each of the Sellers does hereby grant and assign to the Depositor, a security interest in, and lien upon, all of the assets that constitute the Mortgage Notes and the Trust Fund, and all of the proceeds thereof, whether now owned or hereafter acquired, such security interest shall be deemed to be a perfected security interest of first priority under applicable law, and will be maintained as such throughout the term of this Agreement. The Sellers shall arrange for filing any appropriate Uniform Commercial Code financing statements, continuation statements or other appropriate forms, notices or documents in connection with any security interest granted or assigned to the Depositor.

     The Depositor does hereby assign the security interest in and lien on the Mortgage Notes and the Trust Fund, and all proceeds thereof, whether now owned or hereafter acquired, to the Trustee for the benefit of the Certificateholders and the Insurer. The Depositor shall arrange for filing of such Uniform Commercial Code financing statements as are necessary to effect the assignment of the security interest and lien to the Trustee for the benefit of the Certificateholders and the Insurer.

     It is the express intent of the parties hereto that the conveyance of the Trust Fund by the Depositor to the Trustee pursuant to Article II of this Agreement be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee to secure a borrowing by the Depositor from the Trustee. However, in the event that, notwithstanding the intent of the parties, the assets constituting the Trust Fund are held to be the property of the Depositor, or if this Agreement is held or deemed to constitute or have created a loan, lending transaction or an extension of credit by the Trustee to the Depositor, then and only then (i) this Agreement shall be deemed, effective as of November 30, 1998, to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance by the Depositor to the Trustee provided for in this Agreement shall be deemed, effective as of November 30, 1998, to be an assignment and a grant by the Depositor to the Trustee, and the Depositor does hereby grant and assign to the Trustee, for the benefit of the Certificateholders, a security interest in, and lien upon, all of the assets that constitute the Mortgage Notes and the Trust Fund, and all of the proceeds thereof, whether now owned or hereafter acquired.

     The Depositor, for the benefit of the Trustee, the Insurer and the Certificateholders, shall, in connection with the perfection of the security interest described in the preceding paragraph of this Section 10.04, deliver to the Trustee on the Closing Date the financing statements described in Schedule
V. The Depositor shall also arrange for the delivery to the Trustee of any appropriate Uniform Commercial Code continuation statements as may be necessary or appropriate to continue the perfection of the security interest of the Trustee in the Trust Fund, and all of the proceeds thereof, whether now owned or hereafter acquired. The Depositor, for the benefit of the Trustee and the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement is held or deemed to constitute or have created a loan, lending transaction or an extension of credit by the Trustee to the Depositor, then and only then (i) this Agreement shall be deemed, effective as of November 30, 1998, to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and
(ii) the conveyance by the Depositor to the Trustee provided for in this Agreement shall be deemed, effective as of November 30, 1998, to be an assignment and a grant by the Depositor to the Trustee, and the Depositor does hereby grant and assign to the Trustee, for the benefit of the Certificateholders, a security interest in, and lien upon, all of the assets that constitute the Mortgage Notes and the Trust Fund, and all of the proceeds thereof, whether now owned or hereafter acquired, such security interest shall be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. The Servicer shall, within ten (10) days of the Closing Date, present to the appropriate filing offices in the jurisdictions set forth on Schedules IV and V all of the financing statements delivered on the Closing Date by the Sellers to the Depositor, the assignments thereof delivered by the Depositor to the Trustee on the Closing Date and the financing statements delivered by the Depositor to the Trustee on the Closing Date. The Servicer shall arrange for filing any appropriate Uniform Commercial Code continuation statements or other appropriate forms, notices or documents in connection with any security interest granted or assigned to the Trustee.

     SECTION 10.05. Notices.

     (a) The Trustee shall use its best efforts to promptly provide notice to the Insurer and each Rating Agency with respect to each of the following of which it has actual knowledge:

          1. any material change or amendment to this Agreement;

          2. the occurrence of any Event of Default that has not been cured;

          3. the resignation or termination of the Servicer or the Trustee and the appointment of any successor;

          4. the repurchase or substitution of Loans pursuant to Section 2.03;
     and

          5. the final payment to Certificateholders.

     In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

          1. each report to Certificateholders described in Section 4.03;

          2. each annual statement as to compliance described in Section 3.16;

          3. each annual independent public accountants' servicing report described in Section 3.17; and

          4. any notice of a purchase of a Loan pursuant to Section 2.02, 2.03 or 3.11.

     (b) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, Equity One ABS, Inc., 103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19810, Attention: President, facsimile number: (302) 478-3667, (b) in the case of the Servicer, Equity One, Inc., 523 Fellowship Road, Suite 230, Mt. Laurel, New Jersey 08054, Attention: President, facsimile number: (609) 273-3752, or such other address as may be hereafter furnished to the Depositor and the Trustee by the Servicer in writing, (c) in the case of Equity One-Florida, Equity One Mortgage, Inc., 3820 Northdale Boulevard, Tampa, FL 33624, Attention: President, facsimile number: (813) 960-8899, (d) in the case of Equity One-Minnesota, Equity One, Inc., 2626 East 82nd Street, 1st Floor/Suite 102, Bloomington, Minnesota 55425, Attention: President, facsimile number: (612) 854-4820, (e) in the case of Equity One-New Hampshire, Equity One Consumer Loan Company, Inc., 25 South River Road, Suite 304, Bedford, NH 03110,
Attention: President, facsimile number: (603) 622-6499, (f) in the case of Equity One-New York, Equity One Mortgage, Inc., 270 Spagnoli Road, Melville, NY 11747, Attention: President, facsimile number: (516) 249-2270, (g) in the case of Equity One-North Carolina, Equity One Mortgage Company, 4614 A West Market Street, Greensboro, NC 27407, Attention: President, facsimile number: (910) 854-7794, (h) in the case of Equity One-Pennsylvania, Equity One, Incorporated, 340 East Maple Avenue, Suite 304, Langhorne, PA 19047, Attention: President, facsimile number: (215) 741-4161, (i) in the case of Equity One-West Virginia, Equity One of West Virginia, Inc., 2610 Aikens Center, Martinsburg, WV 25401,
Attention: President, facsimile number: (304) 264-9403, (j) in the case of the Trustee, The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001, Attention: Structured Finance Services (ABS), facsimile number:
212-946-8191, or such other address as the Trustee may hereafter furnish to the Depositor or Servicer, (k) in the case of the Insurer, Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004, Attention:
Structured Finance - Mortgage Backed Securities, facsimile number: (212) 363-1459 and (l) in the case of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

     SECTION 10.06. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 10.07. Assignment.

     Notwithstanding anything to the contrary contained herein, except as provided in Section 6.02, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee, Insurer and Depositor.

     SECTION 10.08. Limitation on Rights of Certificateholders.

     The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 10.09. Inspection and Audit Rights.

     The Servicer agrees that, on reasonable prior notice, it will permit and will cause each Subservicer to permit any representative of the Depositor, the Insurer or the Trustee during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Loans with its officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 10.09 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Servicer or the related Subservicer.

     SECTION 10.10. Certificates Nonassessable and Fully Paid.

     It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

     SECTION 10.11. The Closing.

     The closing of the transactions contemplated by this Agreement shall occur at 10:00 a.m. Philadelphia Time on the Closing Date at the Closing Place.

     SECTION 10.12. Interpretation.

     Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to one gender includes all genders, (c) "or" has the inclusive meaning frequently identified with the phrase "and/or," (d) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (e) references to "hereunder," "hereof" or "herein" relate to this

Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

     SECTION 10.13. Rights of the Insurer.

     (a) The Insurer is an express third-party beneficiary of this Agreement.

     (b) On each Distribution date the Trustee shall forward to the Insurer a copy of the reports furnished to the Class A Certificateholders and the Depositor on such Distribution Date.

     (c) The Trustee shall provide to the Insurer copies of any report, notice, Opinion of Counsel, Officer's Certificate, request for consent or request for amendment to any document related hereto promptly upon the Trustee's production or receipt thereof.

     (d) Unless an Insurer Default exists, the Trustee and the Depositor shall not agree to any amendment to this Agreement without first having obtained the prior written consent of the Insurer, if such consent is not unreasonably withheld.

     (e) So long as there does not exist a failure by the Insurer to make a required payment under the Policy, the Insurer shall have the right to exercise all rights of the Holders of the Class A Certificates under this Agreement without any consent of such Holders, and such Holders may exercise such rights only with the prior written consent of the Insurer, except as provided herein.

     (f) The Insurer shall not be entitled to exercise any of its rights hereunder so long as there exists a failure by the Insurer to make a required payment under the Policy.

     SECTION 10.14. No Partnership.

     Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Trustee and the Servicer shall be rendered as an independent contractor and not as agent for the Certificateholders.


                                   * * * * * *

     IN WITNESS WHEREOF, the Depositor, the Trustee, each of the Sellers and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                      Equity One ABS, Inc., as Depositor


                      By: /s/ John N. Martella
                          ------------------------------------------------------
                          Name:  John N. Martella
                          Title:  Vice President


                      The Chase Manhattan Bank, as Trustee


                      By: /s/ Kimberly K. Costa
                          ------------------------------------------------------
                          Name: Kimberly K. Costa
                          Title:  Second Vice President


                      Equity One, Inc. (DE), as a Seller and Servicer


                      By: /s/ John N. Martella
                          ------------------------------------------------------
                          Name:  John N. Martella
                          Title:  Executive Vice President


                      Equity One, Incorporated (PA), as a Seller


                      By: /s/ John N. Martella
                          ------------------------------------------------------
                          Name: John N. Martella
                          Title: Executive Vice President


                      Equity One Mortgage Company (NC), as a Seller


                      By: /s/ John N. Martella
                          ------------------------------------------------------
                          Name: John N. Martella
                          Title: Executive Vice President

                      Equity One Mortgage, Inc. (DE), as a Seller


                      By: /s/ John N. Martella
                          ------------------------------------------------------
                          Name: John N. Martella
                          Title: Executive Vice President


                      Equity One, Inc. (MN), as a Seller


                      By: /s/ John N. Martella
                          ------------------------------------------------------
                          Name: John N. Martella
                          Title: Executive Vice President


                      Equity One Consumer Loan Company, Inc. (NH), as a Seller


                      By: /s/ John N. Martella
                          ------------------------------------------------------
                          Name: John N. Martella
                          Title: Executive Vice President


                      Equity One of West Virginia, Inc. (WV), as a Seller


                      By: /s/ John N. Martella
                          ------------------------------------------------------
                          Name: John N. Martella
                          Title: Executive Vice President


                      Equity One Mortgage, Inc. (NY), as a Seller


                      By: /s/ John N. Martella
                          ------------------------------------------------------
                          Name: John N. Martella
                          Title: Executive Vice President